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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Kaiser Group Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

KAISER GROUP HOLDINGS, INC.
9300 Lee Highway
Fairfax, Virginia 22031

Dear Stockholder:

        The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Kaiser Group Holdings, Inc. (the "Company") will be held on [                        ], [                        ], 2005, in the auditorium at 9302 Lee Highway, Fairfax, Virginia 22031-1207. The matters on the meeting agenda are described on the following pages. The meeting will start promptly at 10:30 a.m.

        This year you are being asked to approve an amendment to the Company's Certificate of Incorporation to effectuate a one for 20 reverse stock split, which if approved would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forego many of the expenses associated with operating as a public company subject to SEC reporting obligations. You are also being asked to elect four directors, each to a one-year term expiring at the 2006 Annual Meeting of Stockholders.

        If you were a stockholder of record on [            ], 2005, you will receive a proxy card for the shares of Kaiser Group Holdings, Inc. Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share, you hold in your own name. To vote your shares, you must mail back your proxy card so that it is received by the Company's stock transfer agent before the close of business on [                        ], [                        ], 2005. Please use the enclosed postage-paid, addressed envelope to vote your shares.

        A very high percentage of our stockholders hold their stock in street name, which means that the shares are registered in their brokers' names rather than in the stockholders' names. If you want to vote your street-name shares personally, you must contact your broker directly in order to obtain a proxy issued to you by your broker. A broker letter that identifies you as a stockholder is not the same thing as a broker-issued proxy. If you fail to bring a broker-issued proxy to the meeting, you will not be able to vote your broker-held shares at the Annual Meeting.

        We urge you to mail your proxy card to our stock transfer agent as promptly as possible using the envelope provided. Please mail your proxy card whether or not you plan to attend the Annual Meeting. Giving your proxy will not affect your right to vote the shares you hold in your own name if you decide to attend the Annual Meeting.

                      Sincerely,

                      /s/ Douglas W. McMinn

                      Douglas W. McMinn
                      President and Chief Executive Officer

[            ], 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Kaiser Group Holdings, Inc.:

        The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Kaiser Group Holdings, Inc. (the "Company") will be held in the auditorium at 9302 Lee Highway, Fairfax, Virginia 22031-1207, on [                        ], [                        ], 2005, at 10:30 a.m., Eastern Daylight Time, for the following purposes:

  1.
  to approve an amendment to the Company's Certificate of Incorporation to effectuate a one for 20 reverse stock split, which if approved would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended;

  2.
  to elect four directors, each to a one-year term expiring at the 2006 Annual Meeting of Stockholders, or until their successors are duly elected; and

  3.
  to act on such other matters as may properly come before the meeting or any adjournment thereof.

        A proxy card is included with this Proxy Statement and Annual Report mailing. In accordance with the Company's Bylaws, the Board of Directors has fixed the close of business on [            ], 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

        Your proxy is important. Even if you hold only a few shares, and whether or not you expect to attend the Annual Meeting in person, you are requested to date, sign, and mail the proxy card you receive in the postage-paid envelope that is provided. If you wish to have someone other than the persons named on the enclosed proxy card vote for you, you may cross out their names on your proxy card and insert the name of another person who will be at the meeting. You then must give your signed proxy card to that person; otherwise he or she cannot vote on your behalf at the meeting. The giving of your proxy will not affect your right to vote the shares you hold in your own name if you decide to attend and vote at the meeting.

        This notice is given pursuant to direction of the Board of Directors.

                      /s/ Nicholas Burakow

                      Nicholas Burakow, PhD
                      Secretary

Fairfax, Virginia
[                        ], 2005

Copies of the Company's Form 10-K for the year ended December 31, 2004, as amended ("Form 10-K"), and its Form 10-Q for the quarterly period ended March 31, 2005 ("Form 10-Q"), each as filed with the Securities and Exchange Commission (the "Commission"), are included with this Proxy Statement. Copies of any other documents filed with the Commission will be sent without charge to any stockholder of record or beneficial owner of shares of the Company's Common Stock or Preferred Stock upon receipt of a written request addressed to: Douglas W. McMinn, President and Chief Executive Officer, Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031. Provided with the copy of the Form 10-K and 10-Q will be a list of the exhibits to the Form 10-K and 10-Q filed with the Commission by the Company. Any such exhibits will be provided to any Company stockholder upon separate request.

i

Preliminary Copy

PROXY STATEMENT

        This Proxy Statement is furnished to stockholders of Kaiser Group Holdings, Inc. (the "Company" or "Kaiser Holdings") in connection with the solicitation of proxies for use at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") to be held on [                        ], [                        ], 2005, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on [            ], 2005 (the "Record Date").

        A proxy card is included with this Proxy Statement and Annual Report mailing, and your proxy is solicited by the Board of Directors of the Company (the "Board of Directors" or the "Board"). If your shares are registered in your name, the proxy card shows the number of shares of Kaiser Group Holdings, Inc. Common Stock, par value $0.01 per share ("Common Stock"), and Preferred Stock, par value $0.01 per share ("Preferred Stock"), that you own as of the Record Date. As explained in the accompanying notice, you must mail your proxy card in sufficient time for it to be received by the Company's stock transfer agent before the close of business on [                        ], [            ], 2005.

        Please complete and sign the enclosed proxy card and return it to the Company as soon as possible. If you change your mind after you return your proxy card, you can revoke it at any time, including at the Annual Meeting. You may revoke your proxy by mailing a second (or subsequent) proxy card to the Company's stock transfer agent for receipt prior to the Annual Meeting, or by voting on the ballot provided to stockholders at the Annual Meeting. Unless a proxy is revoked, all proxy cards that are properly executed and received at or prior to the Annual Meeting will be voted in accordance with what is written on the cards. Unless a contrary instruction is indicated in the proxy card, or if the proxy card is properly executed but the voting "box" is left blank, it will be voted FOR the approval of the amendment to the Certificate of Incorporation to effectuate the reverse stock split and FOR the election of directors as nominated and in the discretion of the person(s) named as the proxy if any other business properly comes before the Annual Meeting.

        The Company's Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and its Form 10-Q for the quarterly period ended March 31, 2005, each as filed with the Securities and Exchange Commission (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card initially were mailed in a single envelope to stockholders on or about [                        ], 2005. The Company has borne the cost of preparing, assembling, and mailing these items. Directors, officers, and employees of the Company may solicit proxies on behalf of the Company by telephone and personal interview without special compensation.

        The Company will deliver copies of the Annual Report and proxy material to brokerage firms and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of the Company's Common Stock and Preferred Stock. The Company will reimburse those brokerage firms, custodians, nominees, and fiduciaries for their expenses in connection with forwarding these materials.

VOTING SECURITIES OF THE COMPANY

        The Company's Common Stock and Preferred Stock issued and outstanding as of the Record Date are entitled to vote at the Annual Meeting. There were [1,613,270] shares of Common Stock and [307,431] shares of Preferred Stock issued and outstanding as of the Record Date, net of 101,471 treasury shares. Each share of Common Stock is entitled to one vote per share. Holders of Preferred Stock are generally entitled to vote with holders of Common Stock on all matters submitted to a vote of stockholders, including the election of directors, with each share of Preferred Stock being entitled to one-tenth of a vote.

        The Bylaws of the Company provide that the holders of shares of stock with a majority of the voting power of the outstanding shares entitled to a vote at the meeting must be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Assuming that such a quorum is present for the Annual Meeting, a plurality of the votes cast at the meeting, in person or by proxy, will determine the election of the directors. To approve the proposal to amend the Certificate of Incorporation of the Company to effectuate a reverse stock split, the affirmative vote of the holders of a majority of the voting power of the Company's Common Stock and Preferred Stock is required. Abstentions and broker non-votes will be counted as present for the purpose of computing the quorum, but will not be counted as affirmative votes.

FORWARD-LOOKING STATEMENTS

        Certain statements in this Proxy Statement, including statements preceded by, or predicated upon the words "anticipates," "appears," "believes," "expects," "estimated," "hopes," "plans," "should," "would" or similar words constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or industry results to differ materially from any future results, performance or achievements expressed or implied herein.

SUMMARY TERM SHEET

        The following paragraphs summarize the material terms and conditions of the reverse stock split. This summary should be read in conjunction with the full text of this Proxy Statement and the annexes attached hereto. EACH STOCKHOLDER IS URGED TO READ THE ENTIRE PROXY STATEMENT AND THE APPENDIX WITH CARE.

      •    The Reverse Split (page 32)

        Upon approval of Proposal No. 1 by the stockholders of the Company, the Company will thereafter promptly file with the Delaware Secretary of State the Certificate of Amendment, attached hereto as Appendix A, to the Company's Certificate of Incorporation (the "Amendment") to effectuate a one for 20 reverse split (the "Reverse Split") of the Company's Common Stock, $0.01 par value, as unanimously approved by the Company's Board of Directors.

        Every holder of record on the date of the filing of the Amendment with the Delaware Secretary of State (the "Effective Date") will be entitled to receive one share of Common Stock for every 20 shares of Common Stock held by such person. No fractional shares will be issued in connection with the Reverse Split. Following the Reverse Split, the Company will pay holders of fractional shares an amount equal to $33.00 for each corresponding share of Common Stock (the "Cash Consideration") held by such stockholder immediately before the Effective Date. For detailed information concerning the terms and provisions of the Reverse Split, see "Special Factors" and "The Reverse Split."

        Following the completion of the Reverse Split and the filing of a Form 15 with the Securities and Exchange Commission (the "Commission"), the Company's registration of its Common Stock and its duty to file reports with the Commission under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended ("SEC Reporting Obligations"), will cease, and the Company will no longer be a reporting company. The Company will continue operations as a non-reporting corporation. For detailed information concerning the purpose, reasons for and effect of the Reverse Split, see "Special Factors."

      •    Special Committee Recommendation (page 10)

        The Company appointed a special committee comprised of one independent director, Frank E. Williams, Jr., who is the Chairman of our Board of Directors (the "Special Committee"), to consider and make a recommendation as to the per share Cash Consideration to be paid to stockholders who would otherwise receive less than one share of Common Stock in the Reverse Split. Mr. Williams was selected to serve in this role since he is the only director who is neither related to a major stockholder nor a member of management.

        The Special Committee consulted with management regarding the factors to be considered in determining the appropriate price per share to be paid in the Reverse Split. After such consultations, the Special Committee determined that the Cash Consideration of $33.00 per share was fair, from a financial point of view, to those stockholders receiving the Cash Consideration, including all unaffiliated stockholders. For additional information concerning the appointment of the Special Committee and its determination of the fairness of the Cash Consideration, see "Special Factors—Background of the Reverse Split; Alternatives Considered by the Board," "Special Factors—Reports, Opinions and Appraisals," and "Special Factors—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split."

      •    Determination of the Board of Directors (page 23)

        After careful consideration of the recommendation of the Special Committee and various factors relating to the advisability and fairness of the Reverse Split, the Cash Consideration to be paid to stockholders for fractional shares resulting from the Reverse Split as recommended by the Special Committee, and the benefits and consequences of the Reverse Split, the Board of Directors determined that the Reverse Split is substantively and procedurally fair to, and in the best interests of, the Company's unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company. In determining the price to be paid for fractional shares, the Board of Directors considered the recommendations of the Special Committee. For additional information concerning the Special Committee, the fairness of the Reverse Split and the Board of Directors' approval of the Reverse Split, see "Special Factors—Reasons for the Reverse Split," "Special Factors—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split" and "Special Factors—Effects of the Reverse Split on the Company."

      •    Factors Disfavoring the Reverse Split (page 20)

        Factors that disfavor the Reverse Split include:

  –
  the Special Committee and the Board of Directors determined the fairness of the cash consideration to be paid based solely on the recent trading prices of the Company's Common Stock; and

  –
  following the Reverse Split, the Company will cease its SEC Reporting Obligations, which could result in the public market for the shares of the Company's Common Stock to be less active; and

  –
  following the Reverse Split and termination of the Company's SEC Reporting Obligations, the Company will no longer file reports with the Commission. As a result, after the Reverse Split, those remaining stockholders will not receive the benefit of the protection provided to stockholders of a company subject to SEC Reporting Obligations, including, but not limited to, certain corporate governance, reporting, and management certifications required under the Sarbanes-Oxley Act of 2002 and disclosure and liability applicable to reports and statements made pursuant to the requirements of the Exchange Act; and

  –
  as a result of the Reverse Split, stockholders who are cashed out ("Cashed Out Stockholders") will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares; and

  –
  arguments in support of a motion to stay the Reverse Split, filed with the United States Bankruptcy Court for the District of Delaware by former shareholders of ICT Spectrum Constructors Inc., including, among others, that the diminished flow of information and marketability of the Common Stock following the effectiveness of the Reverse Split will outweigh the advantages of the Reverse Split and benefit what the former ICT Spectrum shareholders refer to as the Company's controlling stockholders at the expense of what are referred to as the Company's minority stockholders.

      •    Reservation of Right to Abandon the Reverse Split (page 26)

        Our Board of Directors has retained the right to abandon the Reverse Split, even though approved, if it determines prior to the Effective Date of the Reverse Split that the Reverse Split is not then in the Company's best interest or the best interest of the Company's stockholders. Among the circumstances the Board may consider in reaching a decision to abandon the Reverse Split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300, which is required for the Company to file a Form 15 with the Commission and the termination of its SEC Reporting Obligations. Furthermore, the Board could abandon the Reverse Split if there were an adverse judicial ruling that called for a stay of the Company's efforts to cease its periodic reporting obligations under the Exchange Act. For additional information concerning the Board of Directors' right to abandon the Reverse Split, see "Special Factors—Reservation of Right to Abandon the Reverse Split."

      •    Stockholder Approval

        Under Delaware law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company's Common Stock and Preferred Stock is required to effect the Reverse Split. The Board of Directors has unanimously approved the effectuation of the Reverse Split.

        Our Board of Directors has fixed the close of business on [            ], 2005 as the record date for determining which stockholders would be entitled to notice of and to vote at the Annual Meeting. On that date, [1,613,270] shares of the Company's Common Stock and [307,431] shares of Preferred Stock, net of 101,471 treasury shares, were outstanding.

        The officers and directors of the Company have indicated that they intend to vote for approval of the Reverse Split. As of the [            ], 2005 record date, the Company's officers and directors owned an aggregate of [218,700] shares of Common Stock, representing 13.6% of the outstanding Common Stock, and [2,336] shares of Preferred Stock, representing less than 1% of the outstanding Preferred Stock (which have one-tenth of a vote per share). Thus, as of the Record Date, the officers and directors of the Company, all of whom have expressed their intent to vote their shares in favor of the Reverse Split, held 13.3% of the outstanding voting power of the Company's Common Stock and Preferred Stock.

      •    Source of Funds for the Reverse Split (page 33)

        The Company plans to finance the Reverse Split with its available cash and cash equivalents. For more information, see "The Reverse Split—Source of Funds and Financial Effect of the Reverse Split." The Company's cash and cash equivalents, as of May 31, 2005, were approximately $9.1 million. However, the Company expects to receive approximately $10.5 million in distributions from Kaiser-Hill during June 2005. This will result in an as yet unscheduled redemption of Preferred Stock during the fall of 2005. Under the terms of the Company's Preferred Stock and related agreements, the Company is required to redeem shares of Preferred Stock when it has "Excess Proceeds" (as defined in the governing agreements, certain net after-tax proceeds received from Kaiser-Hill) and proceeds from certain other sources. Such redemptions are on a pro-rata basis at a redemption price of $55.00 per share, plus accrued dividends to the date of redemption. The Company expects to use funds remaining after the forthcoming Preferred Stock redemption to pay the Cash Consideration for any fractional shares and the other expenses incurred in connection with the Reverse Split.

      •    Price Range of Common Stock (page 35)

        The Company's Common Stock and Preferred Stock is currently traded over the counter on the "Pink Sheets" (common symbol KGHI.PK; preferred symbol KGHIP.PK). The "Pink Sheets" is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com. Upon completion of the Reverse Split and filing the Form 15 with the Commission, the Company intends for such trading of its Common Stock and Preferred Stock to continue through the "Pink Sheets." On June 20, 2005, the last trading price for the Company's Common Stock was $33.00. For price ranges of the Company's Common Stock, see "Market for the Company's Common Stock and Dividend Policy."

      •    Material Federal Income Tax Consequences (page 27)

        The Company believes the Reverse Split will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to the Company. Depending on each stockholder's individual situation, the Reverse Split may give rise to certain income tax consequences for such stockholder. For additional information concerning the potential federal income tax consequences of the Reverse Split, see "Special Factors—Material Federal Income Tax Consequences."

PROPOSAL NO. 1: AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        Stockholders are being asked to approve the Amendment to effectuate the Reverse Split. The purpose of the Reverse Split is to reduce the number of stockholders below 300, thereby allowing the Company to terminate its SEC Reporting Obligations and continue future operations as a non-reporting company, and thus relieving the Company of the costs and administrative burdens associated with operating as a public company subject to the SEC Reporting Obligations. If the Amendment is approved, each 20 shares of Common Stock held by a stockholder will be converted into one share. Fractional shares will be converted into cash based on a value of $33.00 per pre-split share. As of                        , 2005, the Company had approximately [1,180] common stockholders of record holding an aggregate of approximately [1,613,270] outstanding shares of Common Stock of the Company.

        In the event that Proposal No. 1 is approved by the stockholders, following the Reverse Split the Company anticipates that it will have approximately 220 common stockholders of record holding an aggregate of approximately 80,492 post-split shares of Common Stock of the Company. The Board of Directors adopted resolutions at special meetings held on March 31, 2005 and June 20, 2005 setting forth (i) the proposed Amendment, (ii) the advisability of the Amendment, (iii) determination that the Reverse Split is advisable, in the best interests of, and substantively and procedurally fair to, the Company's unaffiliated stockholders, whether they are cashed out and/or remain as stockholders of the Company, (iv) approval of the Special Committee's recommendation to pay Cash Consideration for fractional shares in the amount of $33.00 per share, and (v) a call for submission of the Amendment for approval by the Company's stockholders at the Annual Meeting. Upon approval of the proposed Amendment by the stockholders, the proposed Amendment will become effective only upon filing of the Amendment with the Secretary of State of the State of Delaware. The Board of Directors may elect to abandon the reverse stock split at any time prior to the filing of the Amendment with the Secretary of State of the State of Delaware.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO EFFECTUATE A ONE FOR 20 REVERSE STOCK SPLIT.

SPECIAL FACTORS

Purpose of the Reverse Split

        The purpose of the Reverse Split is to terminate the Company's SEC Reporting Obligations and continue future operations as a non-reporting company, thereby relieving the Company of the costs and administrative burdens associated with operating as a company subject to the SEC Reporting Obligations. The Reverse Spilt will also relieve the Company of the burden of having a significant number of holders of a small number of shares.

        The Company intends to accomplish these purposes by reducing the number of holders of record of the Company's Common Stock to fewer than 300 by cashing out the fractional shares that result from the Reverse Split.

Background of the Reverse Split; Alternatives Considered by the Board

        The Company is a Delaware holding company formed on December 6, 2000 for the purpose of owning all of the outstanding stock of Kaiser Group International, Inc. ("International"). International continues to own the stock of its remaining subsidiaries. On June 9, 2000, International and 38 of its domestic subsidiaries voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court (the "Bankruptcy Court") for the District of Delaware (case nos. 00-2263 to 00-2301). International emerged from bankruptcy with a confirmed Plan of Reorganization (the Second Amended Plan of Reorganization (the "Plan")) that was effective on December 18, 2000.

        Under the Plan, International sold some of its businesses and made payments of cash and stock to various classes of creditors. However, the effectiveness of the Plan did not in and of itself complete the bankruptcy process, as the process for resolving claims initially filed in the bankruptcy remains ongoing. One of the classes of claims recognized under the Plan was equity claims, consisting of holders of common stock of International ("International Common Stock") and other "Equity Interests" as defined in the Plan. Under the Plan, holders of Equity Interests received a number of shares of the Company's Common Stock equal to 17.65% of shares of such Common Stock issued to holders of allowed creditor claims. In the initial distribution under the Plan, one share of Company Common Stock was issued for each 96 shares of previously outstanding International Common Stock. The completion of this process required holders of International Common Stock to exchange certificates for International Common Stock for shares of Company Common Stock and cash. Many holders of International Common Stock have not completed that exchange, with the result that the Company has a significant number of very small shareholders.

        Apart from holders of the International Common Stock, the only holders of Equity Interests of which the Company is aware are the former shareholders of ICT Spectrum Constructors, Inc. ("ICT Spectrum"), a corporation acquired by a merger with a subsidiary of International's predecessor in 1998. These shareholders claim to be entitled to additional shares of Company Common Stock, and International contested the nature and extent of this claim. On January 20, 2004, the Bankruptcy Court ruled in favor of the former shareholders of ICT Spectrum. An order consistent with that ruling was entered on February 2, 2004. The Bankruptcy Court refused to reconsider its decision, and the Company filed an appeal. As of the date of this Proxy Statement, the appeal has not been resolved. In the event the Company is unsuccessful in its efforts to achieve a reversal of the Bankruptcy Court's ruling, the Company could be required to issue an additional 247,350 shares of Common Stock to former ICT Spectrum shareholders, which would compromise approximately 13.4% of the Company's aggregate Common Stock outstanding. Should the Company be required to issue additional shares of Common Stock after the Effective Date of the Reverse Split, such issuance will be made to former ICT Spectrum shareholders on a post-split basis, such that each former ICT Spectrum shareholder would receive one share of Common Stock for every 20 shares such person was entitled to pursuant to the Bankruptcy Court's ruling. The Company does not intend to issue fractional shares to the former ICT Spectrum shareholders and would instead pay, in lieu of fractional shares, $33.00 for each share of the Company's Common Stock that such former ICT Spectrum shareholders would be entitled to receive immediately prior to the Effective Date of the Reverse Split. The estimated amount of Cash Consideration to be paid by the Company for fractional shares in the Reverse Split, as described herein, does not include amounts that may ultimately be paid to former ICT Spectrum shareholders, in the event the Company is required to issue shares of Common Stock to former ICT Spectrum shareholders. However, the Company believes that the amount of Cash Consideration that would be needed to pay former ICT Spectrum shareholders for fractional shares would not exceed $17,600.

        On May 6, 2005 a motion (the "ICT Spectrum Motion") was filed in the Bankruptcy Court by the former ICT Spectrum shareholders. The ICT Spectrum Motion requested the Bankruptcy Court to stay the Company's efforts to proceed with the Reverse Split transaction and deregistration process pending final disposition of the appeal from the February 2, 2004 order. The former ICT Spectrum shareholders argued in support of the ICT Spectrum Motion that, as the prevailing party in the Bankruptcy Court proceedings described above, the former ICT Spectrum shareholders should have their Equity Interest protected during the pendency of the Company's appeal from the Bankruptcy Court's February 2, 2004 order; that any Exchange Act deregistration will negatively impact the marketability of the Company's Common Stock as well as diminish its value, to the detriment of the former ICT Spectrum shareholders; and that such injury to the former ICT Spectrum shareholders outweighs any cost savings benefit that may result from the Company discontinuing its SEC Reporting Obligations. For a further description of the arguments in support of the ICT Spectrum Motion, see "Factors Considered by the Board of Directors as to the Fairness of the Reverse Split—Substantive Factors Disfavoring the Reverse Split—Arguments Presented in Favor of the ICT Spectrum Motion." Copies of the ICT Spectrum Motion and related documents are filed as Exhibits to the Company's Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended, as filed with the Commission.

        The Company opposed the ICT Spectrum Motion. By order dated June 2, 2005, the Bankruptcy Court denied the ICT Spectrum Motion. The former ICT Spectrum shareholders have commenced an appeal from the Bankruptcy Court's denial of the ICT Spectrum Motion. In addition, on June 10, 2005 counsel for the former ICT Spectrum shareholders filed a request for emergency relief pending appeal with the United States District Court for the District of Delaware. As of June 21, 2005, the District Court had not acted on the motion for emergency relief. The Company will oppose both the appeal and the request for interim relief. If the filing of the ICT Spectrum Motion and related proceedings were to result in an injunction against proceeding with the Reverse Split and the deregistration process, the Reverse Split would be subject to termination by the Board.

        As a result of the bankruptcy process, the Company now has only a limited number of activities, assets and liabilities, primarily consisting of the following:

  •
  The Company owns Kaiser-Hill Company, LLC ("Kaiser Hill") equally with CH2M Hill Companies Ltd. Kaiser-Hill is the Company's major source of income. Kaiser-Hill currently serves as the general contractor at the U.S. Department of Energy's Rocky Flats Environmental Technology Site, a former Department of Energy nuclear weapons production facility near Denver, Colorado. Kaiser-Hill has performed services for the Department of Energy at this site since 1995 and in January 2000 was awarded a new contract to manage the closure of the site. The level of success experienced by Kaiser-Hill in achieving timely closure of the Rocky Flats site, expected to take place in late 2005 or early 2006, and the cost of achieving such closure, are the primary determinants of the Company's long-term financial performance.

  •
  The Company has a substantial claim, pending resolution, against the owner of a steel mini-mill that it constructed for Nova Hut, a.s. in the Czech Republic. The engineering and construction of the mini-mill was completed in 2000 by a subsidiary of International called Kaiser Netherlands, B.V.

  •
  Until September 30, 2002, the Company held a minority ownership interest in ICF Consulting Group, Inc. (a division that International sold in 1999). The Company continues to hold an 8 1/2% subordinated promissory note from ICF Consulting due June 25, 2006 in the principal amount of $6.4 million as a result of that transaction.

  •
  The Company has a wholly-owned captive insurance company that is not at this time issuing new policies and is solely involved in resolving remaining claims made against previously issued policies.

  •
  The Company has an ongoing obligation to fund a capped post-employment medical benefit plan for a fixed group of retirees.

  •
  The Company formed Kaiser Analytical Management Services, Inc. ("KAMS") in April 2004 to take over the operations of the Analytical Services Division of Kaiser-Hill. KAMS provides analytical management services such as sample planning, sample management, records management, performance assessment and data management in the general areas of health and safety, geotechnical, environmental and waste management, and deactivation and decommissioning.

        Given the limited number of activities, assets and liabilities of the Company and its subsidiaries, the Company's Board of Directors has from time to time examined ways to reduce expenses and considered the benefits of continuing to be a company subject to the SEC Reporting Obligations.

        The question of whether the Company should be taken "private" was first briefly discussed at a meeting of the Board of Directors on December 10, 2002. The subject was initially raised by then Chairman of the Board, James J. Maiwurm, in the context of leading a discussion of strategic alternatives. At that time, the Company and its Board of Directors were evaluating whether to continue with a proposed exchange offer of debt securities for its Preferred Stock and related matters concerning the Company's capital structure. At that time the question of "going private" naturally arose in the context of the Board's consideration of strategic alternatives for the Company and its capital structure. The Board concluded at its meeting on December 10, 2002 that the Company should continue to consider strategic alternatives carefully, bearing in mind the positive performance of Kaiser-Hill and that the Company's stockholders were unlikely to want the Company to put at risk too much of the value being created by Kaiser-Hill's performance. Although the subject of strategic alternatives for the Company has been discussed from time to time by the Board of Directors, the Company has not held discussions with third parties concerning an acquisition of, or by, the Company.

        The next consideration of going private took place in the fall of 2004. At that time, as activities associated with the resolution of claims arising from the International bankruptcy proceedings began to wind down, the Board of Directors paid increasing attention to the Company's administrative costs. These concerns led the Board of Directors to consider a restructuring of the Company's operations. During the fall of 2004, the Company's then Chief Executive Officer resigned, and the Company's management and Board of Directors undertook a program to significantly reduce administrative and operating expenses. In the course of these efforts, including discussions between management and the Company's major stockholders held during the early fall of 2004, the question of whether the Company should remain subject to the SEC Reporting Obligations was discussed. For example, during the meeting of the Board of Directors held on September 20, 2004, then Chairman of the Board, James J. Maiwurm, inquired of the Company's chief financial officer concerning Sarbanes-Oxley Section 404 compliance efforts, and director Mark Tennenbaum asked about the possibility of filing with the Commission a Form 15 to relieve Company from its SEC Reporting Obligations. It was agreed during the September 2004 Board meeting that information concerning possible deregistration would be distributed to the Board in anticipation of the next Board meeting.

        Following up on the discussion held at the September 2004 Board meeting, at the November 10, 2004 meeting of the Board of Directors, then Chairman of the Board James J. Maiwurm led a discussion of deregistering the Company's Common Stock so as not to remain subject to the SEC Reporting Obligations. After review and consideration of the benefits of being a company subject to the SEC Reporting Obligations, the Board of Directors authorized management to take steps to deregister the Company's Common Stock and suspend its reporting obligations under the Exchange Act, and to refer to such intent in the Quarterly Report on Form 10-Q that was to be filed with the Commission in mid-November 2004.

        The Company issued a press release on December 15, 2004 stating its intention to file a Form 15 with the Commission to deregister its Common Stock and suspend its reporting obligations under the Exchange Act, and become a non-reporting company. This decision was based upon advice from its transfer agent that the Company currently had less than 300 holders of record of its Common Stock. Upon further review of the stockholder records, the Company learned there were more than 300 holders of record of its Common Stock. Therefore, on February 17, 2005, the Company filed with the Commission an amended Form 15 withdrawing the previously filed Form 15. The Company was not required to file any reports with the Commission between the date of filing of the original and amended Forms 15.

        The Company has determined that although maintaining the Company's public status caused the Company to incur significant costs, it received no significant benefit from such status, and that, notwithstanding the costs associated with reducing its holders of record of Common Stock below 300, terminating the Company's SEC Reporting Obligations would result in significant cost savings.

        In order to apply to terminate the Company's SEC Reporting Obligations, the Company would have to reduce the number of record holders of the Company's Common Stock to fewer than 300. In February 2005, the Company's management requested that the Company's legal counsel present to the Board of Directors alternative transaction structures that would cause the Company to have fewer than 300 stockholders.

        On March 16, 2005, the Board of Directors considered the alternative transaction structures outlined by the Company's legal counsel, Squire, Sanders & Dempsey L.L.P., of which James J. Maiwurm, a former member of the Board of Directors, is a partner. The alternative transaction structures outlined included a reverse stock split, an issuer tender offer (principally a so-called "odd-lot" tender offer), and a going private merger transaction. In considering the tender offer alternative, the Board of Directors noted that, with a tender offer, a large number of stockholders would be required to take action in order to receive a relatively small payment. Based in part on the poor response to the Company's odd-lot tender offer during 2001, the Board was concerned that a sufficient number of stockholders would not respond to a tender offer. The Board also considered that a significant reason for its large number of very small stockholders is that, as described above and in accordance with the terms of the Plan, each 96 shares of International Common Stock were automatically converted into one share of the Company's Common Stock, with fractional holders entitled to receive cash. Many of those holders of International Common Stock have made no attempt over the past several years to exchange their International Common Stock certificates for a certificate representing the Company's Common Stock and cash in lieu of fractional shares. Thus, the Board felt that a going private transaction structure that required affirmative action on the part of relatively small stockholders was impractical.

        A going private merger transaction, which would have involved the merger of the Company with a newly-formed subsidiary, was also briefly considered. A merger could have had the effect of eliminating more holders of Common Stock than necessary to achieve the Company's goals and was viewed as being more expensive and complicated than necessary.

        If approved by the requisite vote of the Company's stockholders, a reverse split would be "automatic" in that it would not require affirmative action on the part of affected small stockholders. Thus, a reverse split was viewed as superior to an odd-lot tender offer, and as less complicated, time-consuming and expensive than a going private merger transaction. For these reasons the Board of Directors focused almost exclusively on the reverse split alternative. After consideration, it was determined that the Reverse Split would be the best means of reducing the number of record holders below 300.

        The Board of Directors then unanimously approved of the creation of a one-person special committee of the Board of Directors (the "Special Committee") to consider the Cash Consideration to be paid to stockholders in the Reverse Split. The Board of Directors then appointed Frank E. Williams, Jr., an independent director and Chairman of the Board of Directors, as the sole member of the Special Committee. Based upon its review, the Special Committee would make a recommendation to the entire Board of Directors regarding the Cash Consideration to be paid in connection with the Reverse Split. The Special Committee will not receive any compensation, other than a $750 committee attendance fee, for services as the Special Committee.

        The Special Committee considered the retention of a financial advisor to the Special Committee for purposes of delivering a fairness opinion. After consideration of costs and other variables associated with retaining a financial advisor, especially given the uniqueness of the Company and its limited assets, activities and operations and the fact that the aggregate Cash Consideration estimated to be paid to stockholders in connection with the Reverse Split was then approximately $225,000, the Special Committee determined not to obtain a formal fairness opinion from a financial advisor. Instead, management consulted with KAS Consulting and its principal, Kenneth A. Schweers. KAS Consulting and Mr. Schweers assisted the Company's management in compiling relevant financial information as described below for management's review. Assistance from KAS Consulting and Mr. Schweers was sought by management in light of Mr. Schweers' familiarity with the Company.

        From 1976 to 1994, Mr. Schweers was an officer of the Company's predecessor, ICF Kaiser International, Inc. Since 1994, Mr. Schweers has worked from time to time as an independent consultant for the Company, advising the Company with respect to strategic alternatives. In particular, Mr. Schweers had been engaged by the Company during the spring of 2003 to assist management in its evaluation of strategic alternatives for the Company. The alternatives under consideration at that time included (1) liquidation, (2) growing the Company's historical business or related businesses, and (3) acquisitions. Going private was not among the alternatives considered in connection with these planning efforts, which were discussed by the Board of Directors on August 6, 2003 and did not result in a change of strategic direction for the Company. KAS Consulting received $85,000 in consulting fees from the Company for services provided in 2003. The Board of Directors decided at that time to continue modest attempts at growing the Company's business based on its historical and related businesses, and not to aggressively pursue acquisitions. Prior to retaining KAS Consulting to assist management in connection with the Reverse Split, the Company had retained Mr. Schweers in 2005 to revise labor rates, review financial models for the purpose of assessing the Company's ability to pursue growth opportunities consistent with the Company's historical business or related businesses, and review the Company's Form 10-K. Mr. Schweers received approximately $6,000 in consulting fees for these services. Mr. Schweers has no equity ownership interest in the Company and has received less than $100,000 in consulting fees from the Company during the past fiscal year.

        On March 31, 2005 the Special Committee completed its consultation with management in connection with the valuation of the Company's Common Stock for purposes of the Reverse Split. In preparation for this consultation, management (with assistance from KAS Consulting), compiled the information described below, but such information was not actually provided to the Special Committee. Instead, management discussed such findings with the Special Committee. As described below, the Special Committee and the Board of Directors elected not to rely on the information compiled by management and KAS Consulting in determining the fairness of the Cash Consideration to be paid in connection with the Reverse Split. However, since the information was compiled and available, it is described below for purposes of completeness of disclosure.

        This information compiled by management, with assistance from KAS Consulting, included:

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  data concerning the historical market prices and trading volume of the Company's Common Stock,

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  projected cash flows from the Company's limited operations, including its ownership interest in Kaiser Hill, KAMS, and the prospects for a recovery on its claims related to Nova Hut, all of which remain quite uncertain,

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  possible discount rates to apply to the projected cash flows,

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  the Company's disclosures in its periodic filings with the Commission as to its operations, prospects and risks,

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  the likely timing of further redemptions of the Company's Preferred Stock, and

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  the trading prices of the stock of public companies that might be considered comparable to the Company.

        As to historical market prices of the Company's Common Stock, management believes that the price of the Company's Common Stock over time has reflected, for the most part, the market's perception of the progress of Kaiser-Hill in achieving timely and cost-effective closure of the U.S. Department of Energy's Rocky Flats site and the fees that may result from that progress. Kaiser-Hill has made steady progress in achieving the timely and cost-effective closure of the Rocky Flats Site, and that progress has been reflected in the Company's disclosures and appreciation in the market price of the Company's Common Stock. Thus, from a valuation standpoint, by far the most relevant factor is the market's current perception as to the value of the Company's Common Stock. Use of market prices from periods when it was more difficult to gauge Kaiser-Hill's progress, and when closure of the Rocky Flats site was more remote in time, would not have been appropriate under these circumstances. Accordingly, historical, as compared to current, market prices of the Company's Common Stock were not deemed significant by management in consulting with the Special Committee, or by the Special Committee itself.

        As to trading prices of public companies that might be considered comparable to the Company, management provided to KAS Consulting comparable valuation data of companies such as American Ecology Corp., CET Services, Inc., CH2M Hill Companies Ltd., Clean Harbors Inc., Duratek Inc., Fluor Corporation, Jacobs Engineering Group Inc., Shaw Group Inc., Washington Group International Inc., and TRC Companies Inc. These companies were chosen because they satisfy one or more of the following criteria: (1) they are publicly held engineering companies; (2) they are engaged in providing services to the U.S. Department of Energy or in other nuclear cleanup activities; or (3) they were historically considered as "comparable" by the Company. Although data concerning these potentially comparable companies were compiled, both management and KAS Consulting were aware that each of the potentially comparable companies is an active aggressive participant in the markets in which it operates. In contrast, the Company's few personnel are not actively involved in Kaiser-Hill's ongoing day-to-day operations. More important, the potentially comparable companies represent a portfolio of activities. Again in contrast, the Company's operations are quite limited and dominated by the Company's 50% interest in Kaiser-Hill. None of the potentially comparable companies is nearly so dominated by a single project. Thus, management and KAS Consulting concluded that there are no meaningfully comparable companies. Accordingly, management did not view the trading prices of the potentially comparable companies as significant and did not prepare a valuation matrix based on those prices.

        As to projected and discounted cash flows, the information compiled by management and KAS Consulting included cash flow forecasts for the Company through 2008 for major anticipated activities, assets and liabilities of the Company. These included principally anticipated additional cash flows from Kaiser-Hill. As disclosed in the Company's public filings, there are substantial risks and uncertainties as to Kaiser-Hill's fee payments from the U.S. Department of Energy, but such fee payments could result in additional distributions to the Company ranging as high as $80 to $100 million. Also taken into account were the claims of a subsidiary of the Company against Nova Hut, a.s., in the aggregate amount of $67.5 million, as well as Nova Hut's counterclaim in the amount of $49.7 million, which claims are presently scheduled to be arbitrated during the fall of 2005. As to the Nova Hut disputes, because of continuing concern over Nova Hut's financial difficulties, uncertainties as to the outcome of the disputes, and the absence of a settlement resulting from an earlier court-sponsored mediation, the Company conservatively estimated that a $3 million net cash benefit would accrue to Company as a result of the Nova Hut disputes and that this benefit would be realized during 2006. Management and KAS Consulting also took into account a conservative estimate of recoveries from a subcontractor in a different but related dispute associated with the Nova Hut project. Finally, the projected cash flows took into account the following:

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  revenues and expenses arising from the Company's other relatively immaterial operations;

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  obligations to pay dividends on and redeem Preferred Stock;

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  anticipated payments on the $6.4 million note due from ICF Consulting Group, Inc.;

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  estimated costs associated with the resolution of the few remaining claims related to the International bankruptcy proceedings;

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  satisfaction of obligations to the former Kaiser Engineers retirees; and

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  outside professional and other costs related to the above items.

        Taking into account relevant variables and uncertainties, management and KAS Consulting developed aggressive and conservative scenarios for cash distributions to holders of Common Stock during the period of 2006-2008, as follows:

	Aggressive	Conservative
2006	$25 million	0
2007	8 million	0
2008	26.745 million	$59.745 million

Management believed the more aggressive projection was appropriate for use in connection with the Reverse Split. That case assumed redemption of the Preferred Stock at the earliest practicable date consistent with cash availability and aggressive payment of dividends to holders of Common Stock with relatively little cash retained to fund operations. The more conservative case assumed that cash available after redemption of the Preferred Stock would be held until final resolution of all ongoing activities and liabilities of the Company.

        Management also evaluated discount rates provided by KAS Consulting to be applied to estimated future cash flows, and considered appropriate discount rates to range from a low of 17.3% to a high of 23.4%. These rates were selected by considering a relatively risk free rate of return (such as that paid on 10-year U.S. treasury notes), or 4.6%, plus a risk premium based on the size of and risk inherent in the Company. These risk premiums were based on the risk premiums reported by Ibbotson Associates as published in the 2004 Standard & Poor's Corporate Value Consulting Risk Premium Report. The risk premiums chosen were those reported to be demanded by investors in companies similar to the Company in terms of market value of equity, book value of equity, five-year average net income, total assets and five-year average EBITDA. Based on the foregoing, the risk premiums determined to be applicable to equity investments in companies such as the Company were as follows:

Risk Premium by Size of Company	12.7% (rounded)
Risk Premium for High Risk Companies	6.1% (rounded)

These risk premiums were added to a relatively risk-free investment return of 4.6% to develop low and high discount rates of 17.3% and 23.4%.

        Applying these discount rates to the estimated cash flows referred to above resulted in the following present values of the estimated future cash distributions to holders of the Common Stock:

(in millions of dollars)

Year	Cash Flows	Upper Bound Present Value	Lower Bound Present Value
2005	$0	$0	$0
2006	$25.000	$21.313	$20.259
2007	$8.000	$5.814	$5.254
2008	$26.745	$16.571	$14.233

Totals	$59.745	$43.698	$39.746

The Lower Bound Present Value uses the high estimate for discount rate
The Upper Bound Present Value uses the low estimate for discount rate

        Dividing these present values by the approximate number of shares of Common Stock outstanding (1,600,000) resulted in the following range of values for the Common Stock:

Lower Bound Price	$24.84/share
Upper Bound Price	$27.31/share

        The Special Committee did not receive written materials or a formal report from KAS Consulting, but instead considered the information described by management as background for its determination of a price that would be fair, from a financial point of view, to those stockholders receiving the Cash Consideration, including all unaffiliated stockholders. In determining its initial recommendation as to price in March 2005, the Special Committee concluded that, although the market for the Company's Common Stock is very thin, it appears that the market price of the Common Stock represents the market's view as to the present value of the Company's risk-adjusted after-tax future cash flows. The Special Committee reached this conclusion based on (1) the dominance of the performance of Kaiser-Hill, and related distributions of cash from Kaiser-Hill, in the Company's business and affairs, and (2) the fact that the market price of the Company's Common Stock has appreciated significantly as Kaiser-Hill has progressed toward successful closure of the U.S. Department of Energy Rock Flats site. The Special Committee also took note of, but did not rely on, the fact that the data described to the Special Committee by management supported a price close to the then market price of the Common Stock.

        The Special Committee concluded that the recent market price of the Company's Common Stock is the best and most reliable indicator of the fair value of the Common Stock and decided to rely solely on that factor in determining the appropriate Cash Consideration to be paid in connection with the Reverse Split. The Special Committee examined the last bid and ask prices for the Company's Common Stock as quoted through the Pink Sheets as well as the closing sale price for the Common Stock as of March 31, 2005. The last ask price as of March 31, 2005 was $30.00 and the last bid price as of the same date was $28.50. Thus, the Special Committee recommended to the Board of Directors that a price equal to the average of the last bid and ask prices on March 31, 2005, or $29.25 per share, would be fair.

        On March 31, 2005 the entire Board of Directors held a special telephonic meeting during which the Special Committee reported in detail its recommendations to the Board. This was the first and only meeting of the Board of Directors at which the price to be paid in the Reverse Split was considered prior to the filing of the Company's preliminary proxy materials with the Commission. The Board of Directors did not receive a written report concerning the Reverse Split from management, KAS Consulting or the Special Committee. The Board of Directors did not review, for accuracy and completeness, the information that had been compiled by management and KAS Consulting.

        The Board of Directors discussed the Special Committee's recommendations and agreed with its rationale. In particular, the Board of Directors agreed with the Special Committee's conclusion that the recent market price for the Company's Common Stock was the best indicator of the value of the Common Stock. Accordingly, the Board of Directors adopted the conclusions and analysis of the Special Committee, and other valuation methods were not considered by the Board of Directors in setting the appropriate Cash Consideration to be paid in connection with the Reverse Split. The Board considered whether the Reverse Split should be priced at the last ask or last bid price of the Common Stock, and ultimately decided to use the average of the last bid and ask prices on March 31, 2005, or $29.25, as recommended by the Special Committee.

        After considering the recommendations of the Special Committee as to the Cash Consideration to be paid for fractional shares and management's comments as to the recommended Reverse Split ratio, on March 31, 2005 the Board unanimously approved a one for 20 reverse split of the Company's Common Stock with fractional shares receiving $29.25 per share as recommended by the Special Committee. The Board also determined that the Reverse Split is substantially and procedurally fair to unaffiliated stockholders and unanimously recommended that the stockholders approve the transaction.

        The Company filed initial preliminary proxy materials relating to its annual meeting and the Reverse Split with the Commission on April 8, 2005. During the period of Commission review of the Company's preliminary proxy materials, and the Company's responses to the Commission's comments, the market price of the Company's Common Stock appreciated. The average of the last bid and ask prices of the Common Stock on March 31, 2005 was $29.25; on June 20, 2005 the closing sale price was $33.00. In light of the fact that the Special Committee had based its March 2005 recommendation as to the Cash Consideration to be paid in connection with the Reverse Stock exclusively on the then recent market value of the Common Stock, the Special Committee informed the Board of Directors that it believed the amount of the Cash Consideration needed to be adjusted as a result of changes in the market price of the Company's Common Stock.

        Accordingly, a special meeting of the Board of Directors was held on Monday, June 20, 2005. At that time the Special Committee advised the Board of Directors that, in light of the recent appreciation of the market price of the Company's Common Stock, the Special Committee was recommending a change in the amount of the Cash Consideration to $33.00 per share of Common Stock, equal to the closing sale price on June 17, 2005. After consideration, and consistent with the Board's determinations on March 31, 2005, the Board of Directors agreed with the Special Committee's revised recommendation and determined to amend the proposal to be submitted to stockholders so the Cash Consideration paid in connection with the Reverse Split would be $33.00 per share.

        At its meeting on June 20, 2005 the Board of Directors reaffirmed its approval of a one for 20 reverse split of the Company's Common Stock, now with fractional shares receiving $33.00 per share as recommended by the Special Committee. The Board also reaffirmed its determination that the Reverse Split is substantively and procedurally fair to unaffiliated stockholders and its unanimous recommendation that the stockholders approve the transaction.

        In connection with the Special Committee's recommendation, management explained at the March 31, 2005 meeting that it was recommending a one for 20 Reverse Split on the basis that that ratio should result in the Company having approximately 220 holders of record of the Company's Common Stock after the effective date of the Reverse Split. This ratio was the only ratio considered by the Board of Directors. That ratio, and the related estimated resulting 220 record holders of Common Stock, was selected by management because management believed utilization of this ratio would result in the cashing out of many of the approximately 1,045 former stockholders of International who have not yet exchanged their shares of International Common Stock for Common Stock. This ratio would result in cashing out an estimated aggregate of 960 stockholders holding an average of 4 shares of Common Stock, and thus was not deemed excessive. At the same time this ratio would give the

Company some margin below the threshold of 300 record holders that would enable the Company to deregister and no longer be subject to the SEC Reporting Obligations. The Company believes that even if it should be required to issue an additional 247,350 shares of Common Stock to the former ICT Spectrum shareholders, the Company would still have fewer than 300 record holders of Common Stock. The 220 holders of record of the Company's Common Stock estimated to exist after the effective date of the Reverse Split does not take into account the former ICT Spectrum shareholders who would not be completely cashed out due to the increase in the number of their shares in the event the Company is required to issue such additional shares. Taking such ICT Spectrum shareholders into account would result in a maximum of 28 additional stockholders, for a total of 248 stockholders.

        It was also noted that the one for 20 ratio would also provide some margin, estimated to be approximately 52,000 shares, against Tennenbaum & Company LLC beneficially owning more than 50% of the outstanding voting power of the Company after the effectiveness of the Reverse Split, which would trigger the right of holders of the Company's Preferred Stock to require the Company to redeem shares of Preferred Stock held by electing holders.

        Neither the Special Committee nor the Board of Directors considered the book value ($12.83 per share on a fully diluted basis as of December 31, 2004), going concern value, or liquidation value of the Company in determining the Cash Consideration for fractional shares. The Special Committee and the Board of Directors believed that such values were not fair indications of the value of the Company. The reasons for this have to do with the uniqueness of the Company's operations.

        While the Company has other assets and operations, and manages other risks and liabilities, its performance and value is almost entirely dependent upon the performance of Kaiser Hill under its contract with the U.S. Department of Energy for the closure of the Rocky Flats site. The estimated completion date of the closure project is late 2005 or early 2006. Following completion of closure of the site, Kaiser-Hill will be entitled to substantial additional fees. As disclosed in the Company's filings with the Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, there are substantial risks and uncertainties associated with the amount and timing of the remaining fee payments by the U.S. Department of Energy to Kaiser-Hill and the resulting cash distributions to the Company from Kaiser-Hill.

        During recent years periodic cash distributions from Kaiser-Hill have, in general terms, been used to cover operating expenses and redeem shares of Preferred Stock in accordance with the terms of the Preferred Stock and related agreements. Depending upon the level of distributions from Kaiser-Hill over the balance of 2005, it is possible that all shares of Preferred Stock will be redeemed by the end of 2005. Thus, holders of Common Stock will be the primary direct or indirect beneficiaries of the Company's share of the substantial fee payment anticipated to be made by the U.S. Department of Energy to Kaiser-Hill following closure of the Rocky Flats site. That value, which is the primary determinant of the fair value of the Company, is not reflected in historical book value, going concern value or a liquidation value computation.

        Based on the appreciation of the market value of the Company's Common Stock as Kaiser-Hill has continued to perform successfully under its contract with the U.S. Department of Energy, and as closure of the Rocky Flats site draws closer, the Special Committee and the Board of Directors believe that the market value of the Company's Common Stock is a rational, and the best, indicator of the fair value of the Company's Common Stock.

        The Company has not received during the past two years any offers for any merger, consolidation, sale or transfer of all or any substantial part of the assets of the Company, or purchase that would enable the purchaser to exercise control of the Company. Therefore, the Board of Directors did not consider any firm offers for any such acquisition.

Reasons for the Reverse Split

  Cost-Savings

        The Company incurs direct and indirect costs associated with its status as a public-reporting company. Among the most significant are the costs associated with compliance with the SEC Reporting Obligations. Direct costs associated with compliance with the SEC Reporting Obligations include, but are not limited to:

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  auditing fees;

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  legal fees;

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  financial printer fees; and

  •
  miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the filing of periodic reports with the Commission.

        Based on the Company's experience in prior years, the Company's direct costs of complying with the SEC Reporting Obligations are estimated to be approximately $125,000 annually, based on estimated annual audit and accounting fees of $30,000, estimated annual legal fees of $20,000, estimated financial printer fees of $25,000, estimated transfer agent fees of $10,000, estimated costs associated with filing reports with the Commission (including internal administrative staff) of $35,000 and estimated miscellaneous costs of $5,000. As a comparison, the Company estimates that the one time fees payable in connection with the reverse stock split will be approximately $130,000, excluding the aggregate Cash Consideration of $251,000 the Company estimates to be the maximum amount payable to both Cashed Out Stockholders and Remaining Stockholders for fractional shares resulting from the Reverse Split. The Company did not compare such cash payment for fractional shares with the costs of complying with the SEC Reporting Obligations since the cash payment will be made directly to the Company's stockholders holding fractional shares after the Reverse Split and will result in each share (on a pre-Reverse Split basis) held by remaining stockholders representing a greater ownership interest following the Reverse Split and the cancellation of resulting fractional shares.

        Indirect costs associated with compliance with the SEC Reporting Obligations include, among other things, the time the Company's executive officers expend to prepare and review the Company's periodic reports, which the Company estimates requires 20% of the total time the executive officers expend in the management of the Company. Because the Company has only a few executive personnel and only a total of 4 full time employees at the parent company level, these indirect costs are substantial. For the calendar year ending December 31, 2006, the Company will be subject to additional regulations and compliance procedures required of public companies under the Sarbanes-Oxley Act of 2002. The Company estimates that the direct and indirect costs identified above related to implementation of the new regulations and compliance will range between $750,000 and $1.0 million and will include the hiring of additional personnel dedicated to regulatory compliance, consultants to assist in the implementation of new procedures and additional audit fees. Because the Company anticipates hiring additional dedicated compliance personnel as well as a significant increase in audit fees, the Company estimates that ongoing costs of compliance may result in as much as $500,000, annually. These costs are substantial when compared to the Company's total general and administrative expenses for 2004 of $5.3 million.

        The Company anticipates that it will continue to incur some costs associated with soliciting proxies for purposes of its annual meeting as required under Delaware law, as well as meeting other state corporate law requirements. However, these costs should be significantly less than the direct and indirect costs of complying with the SEC Reporting Obligations as described above.

        The Board of Directors considered the cost to the Company of continuing to file periodic reports with the Commission and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to the Company and its stockholders of continuing to operate as a public company. Under the circumstances, for the reasons discussed below under "Lack of Capital from Public Sector", the Board determined that the benefits that the Company and its stockholders would typically expect to derive from the Company's status as a public company are not being realized and are not likely to be realized in the foreseeable future. As discussed below under "Lack of Capital from Public Sector", the benefits of being a public company not likely to inure to the benefit of the Company include raising capital in the public markets and using Common Stock for acquisition purposes. As a result, the Board of Directors concluded that the elimination of the costs of complying with the Company's SEC Reporting Obligations outweighed the benefits of continuing to incur such costs.

        The Company is, therefore, undertaking the Reverse Split at this time to save the Company the substantial costs, which are expected to increase over time, and resources required to comply with the SEC Reporting Obligations and other obligations associated with operating as a public-reporting company. However, the actual savings to be realized from terminating the Company's SEC Reporting Obligations may be higher or lower than such estimates.

  Lack of Capital from Public Sector

        The Company's circumstances are such that it is not likely to be able to take advantage of the capital available through the public markets. The Company's Board of Directors does not have any present intent to raise capital through sales of the Company's securities in a public offering or to acquire other business entities using the Company's Common Stock as the consideration for such acquisition. This is principally because of the dominant role the results of Kaiser-Hill play in the Company's financial performance. Although the Company has other assets and is engaged in other activities, such other assets and activities are dwarfed by the importance of receipt of cash distributions from Kaiser-Hill. Accordingly, the Board of Directors believes that the market views the Company as essentially a single-asset enterprise that is uncertain to continue in significant active operations after Kaiser-Hill completes and is paid for the closure of the U.S. Department of Energy Rocky Flats site. In such circumstances, the Company does not believe, as a practical matter, that it will be able to build up or achieve an active market for the Company's securities or use the Company's securities as acquisition consideration. Accordingly, the Company has not and is not likely to make use of, or benefit from, the advantages generally associated with operating as a public company.

        For each of the reasons set forth above, the Company's Board of Directors does not believe the costs associated with maintaining the Company's SEC Reporting Obligations and maintaining the Company's stockholder accounts with less than 20 shares are justified. The Company's Board of Directors believes that it is in the Company's best interest and the best interest of the Company's stockholders as a whole to eliminate the administrative burden and costs associated with maintaining the Company's SEC Reporting Obligations and maintaining stockholder accounts of fewer than 20 shares.

Factors Considered by the Board of Directors as to the Fairness of the Reverse Split

        The Board of Directors has analyzed the Reverse Split and its anticipated effects on the Company's stockholders, and all of the members of the Company's Board of Directors deemed the

Reverse Split and related termination of the Company's SEC Reporting Obligations to be substantively and procedurally fair to, and in the best interests of, the Company's affiliated and unaffiliated stockholders, whether they are cashed out and/or remain as stockholders following the Reverse Split. In reaching this conclusion, the Board of Directors considered, in no particular order and without preference, the following factors:

  Substantive Factors Favoring the Reverse Split

        The Reverse Split offers stockholders the opportunity to dispose of their holdings consistent with recent market prices. The Board of Directors considered the recommendations of the Special Committee, which were based solely on the recent trading prices of the Company's Common Stock, to determine the $33.00 price per share amount to be paid to stockholders who will have fractional shares of the Company's Common Stock as a result of the Reverse Split and will, therefore, receive cash in lieu of fractional shares following the Reverse Split. On June 20, 2005, the closing price for the Company's Common Stock was $33.00.

        The purposes of the Reverse Split are to reduce the number of holders of a small number of shares and thereby allow the Company to terminate its SEC Reporting Obligations and continue future operations as a non-reporting company. The Reverse Split ratio is a result of calculations recommended by the Special Committee that were intended to determine how many shares needed to be eliminated, or "cashed-out," to reduce the number of record holders to fewer than 300. Both the Special Committee and the entire Board of Directors feel the current ratio of one for 20 is fair because it was calculated without bias towards any one group of stockholders. The ratio will be applied equally to all shares of the Company's Common Stock. In selecting the ratio, the Board of Directors was careful not to use a ratio that would result in Tennenbaum & Company LLC beneficially owning more than 50% of the outstanding voting power of the Company after the effectiveness of the Reverse Split, which would have triggered a right of the holders of the Company's Preferred Stock to require the Company to redeem shares of Preferred Stock held by electing holders.

        It should, however, be noted that, as a result of cancellation of the fractional shares, the major stockholders of the Company will slightly increase their ownership interest in the Company following the Reverse Split. See "Procedural Factors Disfavoring the Reverse Split and Interests of the Company's Directors and Executive Officers in the Reverse Split." As a result of the Reverse Split, the stockholders who own more than 20 shares, such as certain of the Company's executive officers and directors, will slightly increase their percentage ownership interest in the Company. However, both the Special Committee and the Board of Directors noted that, because the affiliated stockholders currently own a dominant majority of ownership interest in the Company and have effective control of the Company, any increase in ownership percentage by the affiliated stockholders resulting from the Reverse Split will not have a material impact on the ability of affiliated stockholders to control the Company or the inability of the unaffiliated stockholders to control the Company. Therefore, the Board of Directors, based upon the recommendation of the Special Committee, determined that the fact that the per share consideration to be paid in the Reverse Split will be the same for every stockholder was a more material factor than any slight increase in the already dominant majority ownership of the Company by the affiliated stockholders.

  Procedural Factors Favoring the Reverse Split

        The Reverse Split provides the Company's stockholders with liquidity. The average daily trading volume for the Company's Common Stock over the last three months was approximately 442 shares per day, which renders the Common Stock illiquid by most standards. The Reverse Split will provide stockholders who hold fewer than 20 shares at the Effective Time of the Reverse Split the opportunity to liquidate their investment in the Company.

        In connection with liquidity issues, it should be noted that the Company does not currently satisfy the listing standards for the New York Stock Exchange or NASDAQ, and as discussed elsewhere its Common Stock is currently traded over the counter on the "Pink Sheets", a centralized quotation service. The Company's limited operations are such that it does not believe it will be able to attract analyst coverage or significant investor interest, and it therefore does not believe that attempts to qualify for listing on a national securities exchange or NASDAQ would be beneficial to stockholders.

        The Reverse Split includes the ability to remain a stockholder of the Company. Another factor considered by the Company's Board of Directors in determining the procedural fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 20 shares of the Company's Common Stock may elect to remain stockholders of the Company by acquiring sufficient shares in the open market so they hold at least 20 shares in their account immediately prior to the Reverse Split. However, see "Procedural Factors Disfavoring the Reverse Split and Interests of the Company's Directors and Executive Officers in the Reverse Split." Also, as noted above, as a result of the Reverse Split, the stockholders who own more than 20 shares will increase their percentage ownership interest in the Company as a result of the Reverse Split. The Company's Board of Directors considers the structure of the Reverse Split to be fair to all stockholders because it allows them to control the decision of whether to remain a stockholder of the Company following the Reverse Split or to receive the Cash Consideration offered in connection with the Reverse Split, although the ability to acquire the Company's Common Stock in the open market may be limited, given the Company's historic lack of trading volume.

        The Board of Directors determined that there will not be a significant loss of a public market for the Company's Common Stock resulting from the Reverse Split for unaffiliated stockholders who elect to remain stockholders of the Company, since the Company anticipates that its Common Stock will continue to trade through the "Pink Sheets."

        The Board of Directors noted that the unaffiliated stockholders who elect to purchase in the open market sufficient shares to remain stockholders of the Company will continue to own a small percentage of the Company in comparison to the dominant majority of ownership interest in the Company by the affiliated stockholders after the Reverse Split. However, the Board also noted that, because the affiliated stockholders currently own a very significant ownership interest in the Company and, therefore, have effective control of the Company, any increase in ownership percentage by the affiliated stockholders resulting from the Reverse Split will not have a material impact on the ability of affiliated stockholders to control the Company or the inability of the unaffiliated stockholders to control the Company after the Reverse Split. Finally, the Board of Directors noted that that the unaffiliated stockholders who elect to purchase sufficient shares in the open market to remain stockholders of the Company will have no guarantee of dividends in the future. The Board of Directors also noted that the Company has never paid dividends and that the stockholders would have no guarantee of dividend payments even if the Company elected not to consummate the Reverse Split. Therefore, the Board of Directors determined that, because the adverse effect on the liquidity of the Company's Common Stock and minority position of unaffiliated stockholders will likely not be material, providing the opportunity for stockholders to remain stockholders after the Reverse Split was a procedural factor favoring the Reverse Split. Furthermore, since the lack of interest in the Company's Common Stock would make it more difficult for stockholders to sell their shares, providing a mechanism for stockholders who own less than 20 shares to completely liquidate their ownership interest was a procedural factor favoring the Reverse Split since such stockholders would have had limited opportunity to cost effectively liquidate their shares in the present public market for the Company's Common Stock due to the lack of interest in the Company's Common Stock and small ownership interest.

        No Unusual Conditions to the Reverse Split. The Board also considered the likelihood that the Reverse Split would be implemented. In this regard it took into consideration that there are no unusual requirements or conditions to the Reverse Split, and the fact that the Company has the financial resources to implement the Reverse Split expeditiously.

  Substantive Factors Disfavoring the Reverse Split

        Cash Consideration Based Solely on Recent Market Prices. As described above, the Special Committee and the Board of Directors determined the fairness of the Cash Consideration to be paid in lieu of fractional shares based solely on the recent trading prices of the Company's Common Stock.

        Cessation of Public Sale Opportunities. Following the Reverse Split, the Company will apply for the termination of its SEC Reporting Obligations. It is possible that the public market for shares of the Company's Common Stock could be substantially less active, although the Company intends for its Common Stock to continue to trade through the Pink Sheets. Additionally, the Company does not have any present intention or plans to sell the Company or enter into any other transaction that would provide liquidity for the shares.

        However, because only approximately 7.4% of the shares of the Company's outstanding Common Stock have been traded over the past 12 months, the current public market is highly illiquid. Since, as a practical matter, there currently exists very little liquidity for the Company's Common Stock, the Company's Board of Directors believes that deregistering will have little effect on unaffiliated stockholders and will be outweighed by the benefits of terminating the Company's SEC Reporting Obligations.

        Cessation of Publicly Available Information. Upon terminating the Company's SEC Reporting Obligations, the Company will no longer file, among other things, annual or quarterly reports with the Commission. Information regarding the Company's business, results of operations and financial condition that is currently available to the general public and the Company's investors will not be available once the Company terminates the registration of the Company's securities and the Company's SEC Reporting Obligations. As a result of termination of the Company's SEC Reporting Obligations, the remaining stockholders after the Reverse Split will not receive the benefit of the protection provided to stockholders of a company subject to SEC Reporting Obligations, including, but not limited to, certain corporate governance, reporting, and management certifications required under the Sarbanes-Oxley Act of 2002 and disclosure and liability applicable to reports and statements made pursuant to the requirements of the Exchange Act. The Company intends to continue to report to its stockholders in accordance with Delaware law. The Company will continue to hold annual meetings of stockholders as required under Delaware law and in conjunction with such meetings plans to distribute proxy materials and an annual report that are similar to, but likely not as extensive as, those that would be required if the Company remained subject to the SEC Reporting Obligations. As a matter of Delaware law, the Company will not be required to mail or otherwise distribute quarterly or annual reports to stockholders. However, the Company presently intends to report its quarterly and annual financial results through its web site and in press releases. The Board of Directors does not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the registration of the Company's securities and the Company's periodic filings will be offset by the anticipated cost-saving benefits to the Company of no longer publicly filing such reports.

        Inability to participate in any future increase in the value of the Company's Common Stock. Stockholders who are cashed out as a result of the Reverse Split will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares. The Company's Board of Directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who desire to hold shares of the Company's Common Stock after the

Reverse Split can do so by acquiring sufficient shares in the open market so that they hold at least 20 shares in their account immediately prior to the Reverse Split.

        Arguments Presented in Favor of the ICT Spectrum Motion. In support of the ICT Spectrum Motion, the former ICT Spectrum shareholders presented the declaration of Craig J. McCann, a purported expert retained by counsel for the former ICT Spectrum shareholders in connection with the ICT Spectrum Motion. The Company disagrees with a number of the background facts and conclusions set forth in the McCann declaration, and the Company successfully opposed the ICT Spectrum Motion, which was denied by an order of the United States Bankruptcy Court for the District of Delaware dated June 2, 2005. That denial has been appealed by the former ICT Spectrum shareholders and is subject to a request for emergency relief pending appeal filed by the former ICT Spectrum shareholders with the United States District Court for the District of Delaware. However, the Company believes stockholders should be aware of the arguments set forth in the McCann declaration, which is filed as part of the Company's Rule 13e-3 Transaction Schedule on Schedule 13E-3, as amended, as filed with the Commission. In summary, the McCann declaration makes the following points:

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  The reserve split is likely to be adopted by the Company's stockholders because major stockholders are likely to vote in favor of the proposal. The McCann declaration asserts that the Reverse Split will benefit the Company's controlling stockholders at the expense of minority stockholders.

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  The McCann declaration states that the Company's proposal to cease compliance with the SEC Reporting Obligations is "likely to substantially reduce the value of minority shareholders who continue to hold post split shares while increasing the value of the shares held by controlling shareholders." According to the McCann declaration, this is in part due to the fact that "minority shareholders and potential minority shareholders will not have as much readily available information about the company if Kaiser ceases reporting." The McCann declaration goes on to state that "The deterioration in the quantity and quality of publicly available information resulting from Kaiser's proposal will made the valuation of minority interests much more difficult thereby reducing the value independent investors place on Kaiser's stock."

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  Further, the McCann declaration states that "the informational advantage already enjoyed by controlling shareholders over minority shareholders will increase dramatically as a result of the proposal, thereby making it more likely minority shareholders will be further harmed by subsequent board actions. This increased ability for controlling shareholders to successfully self-deal will further reduce the value independent investors will place on Kaiser's stock."

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  The McCann declaration states that "Existing studies of discounts for lack of marketability and of premiums paid for controlling blocks of shares provide a range of estimates for the harm likely to be suffered by minority shareholders if the controlling shareholders are able to implement their proposal. While there is significant variation in the studies' results, they report estimates of the harm suffered by minority shareholders of 20%, 30%, even 40%."

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  The McCann declaration argues that the benefits claimed for the Company's proposal "vanish next to these estimates of the harm to minority shareholders." The McCann declaration states that, "Far from conserving cash, Kaiser's proposal will be a net user of cash for at least three or four years" and that, with respect to the savings of management time claimed by the Company, the "Minority shareholders are likely to suffer substantial harm, many orders of magnitude larger than the savings in management time."

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  The McCann declaration comments that "The only beneficiaries of Kaiser's proposal are the controlling shareholders. If Kaiser's proposal passes, these insiders who already have an informational advantage will continue to have the same information but minority and potential minority shareholders will have much less information. The pink sheet quotes Kaiser currently believes serves as a valid indicator of share value definitely will lose whatever informational value they currently have."

As noted above, the Company disagrees with some of the supporting facts, and many of the conclusions, set forth in the McCann declaration.

  Procedural Factors Disfavoring the Reverse Split and Interests of the Company's Directors and Executive Officers in the Reverse Split

        Among the factors weighing against the procedural fairness of the Reverse Split is the fact that approval of the majority of unaffiliated stockholders will not be required, that the applicable laws do not provide for appraisal rights to stockholders of the Company, and that a majority of non-employee directors did not engage an unaffiliated representative to act solely on behalf of unaffiliated stockholders for the purposes of negotiating the terms of the Reverse Split. However, even though it was not required, the Board of Directors unanimously approved the Reverse Split. Furthermore, the Board established a Special Committee to consider the proposed Reverse Split and the per share cash price to be paid to stockholders in the Reverse Split. The Special Committee also consulted with management, who, with some assistance from KAS Consulting, assisted in compiling financial data in connection with the Special Committee's assessment of the appropriate Cash Consideration. The role of the Special Committee was limited to determining the applicable price per fractional share to be paid in connection with the Reverse Split. As described above, the recommendation of the Special Committee, and the determination of the Board of Directors, as to the appropriate Cash Consideration to be paid in connection with Reverse Split were based solely on recent trading prices of the Company's Common Stock.

        There are several factors weighing in favor of the procedural fairness of the Reverse Split. First and foremost, the Reverse Split will be applied equally to all shares of the Company, whether held by affiliated or unaffiliated stockholders. Second, unlike a third party tender offer or a repurchase of shares by the Company, there is no party to negotiate on behalf of the unaffiliated stockholders. Since the Board of Directors is tasked with determining a fair price to offer all stockholders and since, considering that the maximum number of shares that will be converted in the Reverse Split to Cash Consideration for any one stockholder is less than 20 shares (representing less than $627.00), the Board of Directors determined that the expense of motivating an unaffiliated stockholder to negotiate the price or represent solely the interest of the unaffiliated stockholders would have been impractical. Third, the Board appointed a Special Committee to consider the fairness of the proposed Reverse Split and the per share cash price to be paid to stockholders in the Reverse Split. Fourth, the Board of Directors includes individuals with years of investment experience. Finally, the Board of Directors believes its long-standing familiarity with the Company, the Company's unique history and financial condition, and the Company's prospects make the time and expense of negotiating with an independent representative unnecessary. Furthermore, the Board of Directors noted that the applicable laws of the State of Delaware, the jurisdiction under which the Company is incorporated, do not provide for appraisal rights for the fair value of the shares of Common Stock of the Company for stockholders who do not vote in favor of the Reverse Split. Despite the fact that the Reverse Split has not been structured to require an approval of a majority of unaffiliated stockholders for the reasons discussed above or provide for appraisal rights, the Board of Directors determined that, because (1) the consideration to be paid for each share of Common Stock of the Company will be the same in the Reverse Split irrespective of whether such shares are held by affiliated or unaffiliated stockholders, (2) the Reverse Split cannot, by its structure, result in converting more than 19 shares (representing less than $627.00) per stockholder, (3) the Cash Consideration to be paid for fractional shares was recommended by a Special Committee of the Board, and (4) unaffiliated stockholders will be able to convert a greater percentage of their holdings of shares of Common Stock of the Company than the affiliated stockholders would be able to so convert, such factors favor the procedural fairness to unaffiliated stockholders and sufficiently protect the rights of the unaffiliated stockholders of the Company in the Reverse Split.

Recommendation of the Board; Fairness of the Reverse Split

        Based upon the recommendations of the Special Committee, the Board of Directors of the Company has unanimously approved the Reverse Split and declared it advisable, in the best interests of, and substantively and procedurally fair to, the Company's unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company. The Board of Directors recommends that stockholders vote "FOR" approval of the Amendment to effectuate the Reverse Split. See "—Factors Considered by the Board of Directors as to the Fairness of the Reverse Split" above.

Effects of the Reverse Split on Stockholders Who Hold Fewer than 20 Shares of the Company's Common Stock in a Single Account

        When the Reverse Split is effected, stockholders holding fewer than 20 shares of the Company's Common Stock in a single account immediately prior to the Effective Date of the Reverse Split will not receive a fractional share of the Company's Common Stock as a result of the Reverse Split, but rather shall receive cash equal to $33.00 for each share of the Company's Common Stock held immediately prior to the Effective Date of the Reverse Split ("Cashed-Out Stockholders"). Given the historical illiquidity of the Company's Common Stock, the Company believes the structure of the Reverse Split to be a benefit to the Cashed-Out Stockholders. Among the potential detriments of the Reverse Split is the fact that after the Reverse Split, Cashed-Out Stockholders will have no further ownership interest in the Company, and will no longer be entitled to vote as a stockholder or share in the Company's future assets, earnings, or profits. The Cashed-Out Stockholder's only right will be to receive cash for their shares of Common Stock.

        All amounts owed to the Cashed-Out Stockholders as a result of the Reverse Split will be subject to applicable federal and state income taxes. Additional details regarding the federal tax consequences are described later in this Proxy Statement under the heading "Certain Material Federal Income Tax Consequences."

        As soon as practical after the consummation of the Reverse Split, the Company or the Company's transfer agent will mail a letter of transmittal to each stockholder. The letter of transmittal will contain instructions for the surrender of the stock certificate or certificates to the Company's exchange agent in exchange for the payment of the Cash Consideration. No cash payment will be made to any stockholder until the stockholder has surrendered his or her outstanding certificate(s), together with the letter of transmittal, to the Company's exchange agent. For more detailed information, see the section entitled "Stock Certificates." After the Reverse Split, stockholders will have no further rights as stockholders with respect to the fractional shares, whether or nor such stockholder has been paid for such fractional shares.

        Should the Company's stockholders not approve the Reverse Split, the Company will continue to operate as a public-reporting company, subject to SEC Reporting Obligations and related expenses, although the Company's Board anticipates that it would reconsider other alternatives for going "private."

Effects of the Reverse Split on Stockholders Who Hold 20 or More Shares of the Company's Common Stock in a Single Account

        When the Reverse Split is effected, stockholders with 20 or more shares of the Company's Common Stock in a single account immediately prior to the Effective Date of the Reverse Split ("Remaining Stockholders") will:

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  as of the Effective Date of the Reverse Split, have his or her shares of Common Stock converted into post-split Common Stock and will receive one new share of Common Stock for every 20 shares of pre-split Common Stock in his or her account; and

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  in lieu of receiving fractional shares, receive cash equal to $33.00 for each share of the Company's Common Stock that are held immediately prior to the Effective Date of the Reverse Split and not otherwise converted to post-split Common Stock.

While the Remaining Stockholders will benefit from having the opportunity to share in the future successes of the Company, if any, among the detriments of the Reverse Split to the Remaining Stockholders is the fact that they will not have the option to cost effectively liquidate all of their shares like the Cashed-Out Stockholders. Further, once the Company is non-reporting, it may be more difficult for the Remaining Stockholders to value, and therefore, sell their shares of Common Stock if they should so desire.

General Examples of Potential Effects of the Reverse Split

        In general, the results of the Reverse Split can be illustrated by the following examples:

Hypothetical Scenario	Result
Stockholder A is a registered stockholder who holds 10 shares of the Company's Common Stock in her record account on the Effective Date of the Reverse Split.	Instead of receiving a fractional share of the Company's Common Stock immediately after the Reverse Split, Stockholder A's 10 shares will be converted into the right to receive $330.00 (10 × $33.00).

Note: If Stockholder A wants to continue her investment in the Company, she can buy at least 10 more shares of the Company's Common Stock in the open market and hold the shares in her record account. Stockholder A would have to act far enough in advance of the Effective Date of the Reverse Split so that the purchase is complete before the close of business on that date.

Stockholder B has two separate record accounts. As of the Effective Date of the Reverse Split, he holds 10 shares of the Company's Common Stock in one account and 10 shares of the Company's Common Stock in the other. All of his shares are registered in his name only.
Stockholder B will be entitled to receive cash payments equal to the number of shares of the Company's Common Stock that he holds in each record account, instead of receiving fractional shares. Stockholder B would receive two checks totaling $660.00 (10 × $33.00 = $330.00, 10 × $33.00 = $330.00; $330.00 + $330.00 = $660.00).

Note: If Stockholder B wants to continue his investment in the Company he can consolidate his two accounts prior to the Effective Date of the Reverse Split. In that case, his holdings will not be cashed out in connection with the Reverse Split because he will hold 20 shares of the Company's Common Stock in one record account, which would convert to one share of the Company's Common Stock. He would have to act far enough in advance so that the consolidation is complete before the close of business on the Effective Date of the Reverse Split.
Stockholder C holds 45 shares of the Company's Common Stock in his record account as of the Effective Date of the Reverse Split.
After the Reverse Split, Stockholder C will hold two shares in his record account (45/20 = 2.25) and, instead of receiving a fractional share of the Company's Common Stock immediately after the Reverse Split, Stockholder C's unconverted 5 shares will be converted into the right to receive $165.00 (5 × $33.00).

Effects of the Reverse Split on the Company

        The Reverse Split is expected to reduce the number of the Company's stockholders and the number of the Company's outstanding shares of Common Stock. The Company's Certificate of Incorporation currently authorizes the issuance of 3,000,000 shares of Common Stock, $0.01 par value. As of                        , 2005, [1,613,270] shares of the Company's Common Stock were outstanding. Fractional shares of Common Stock that result from the Reverse Split will be acquired for cash and cancelled. Such cancelled shares will become authorized but unissued shares of the Company's Common Stock. The Company believes that the Reverse Split will reduce the number of holders of record of the Company's Common Stock from [1,180] to approximately 220, assuming approximately [3,420] shares of pre-split Common Stock are cashed out.

        Our Common Stock is currently registered under the Exchange Act and consequently the Company is subject to the SEC Reporting Obligations of the Exchange Act. The Company believes the Reverse Split will reduce the number of record holders of Common Stock from approximately 1,180 to approximately 220, which will allow the Company to file to terminate the Company's SEC Reporting Obligations and continue future operations as a non-reporting company, and thereby relieving the Company of the costs, administrative burdens and competitive disadvantages associated with a operating as a public company.

        Based on the aggregate number of stockholders of the Company's Common Stock, and the number of stockholders of record owning more than 20 shares of the Company's Common Stock as of the Record Date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to Cashed Out Stockholders will total approximately $113,000. The maximum amount that the Company would be required to pay to the remaining 220 holders of record to cash out any fractional shares would be approximately $138,000, resulting in a total maximum amount of $251,000 that the Company may ultimately be required to pay to both Cashed Out Stockholders and Remaining Stockholders for fractional shares resulting from the Reverse Split, not including any amounts that may need to be paid to potential ICT Spectrum shareholders, which is estimated to be no more than $17,600. If stockholders holding less than 20 shares of the Company's Common Stock purchase sufficient shares of the Company's Common Stock in the open market to remain stockholders following the Reverse Split, then the number of holders of record of the Company's Common Stock may not be reduced below 300 and the Company may be ineligible to terminate its SEC Reporting Obligations.

        The Company believes the completion of the Reverse Split and the subsequent termination of the Company's SEC Reporting Obligations may cause the market for shares of the Company's Common Stock to be less active or possibly eliminated. The Company's Common Stock is currently traded through the Pink Sheets, which is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com. The Company intends for this source of liquidity to continue to be available to the Company's stockholders following the Reverse Split.

        The Company's Common Stock will continue to have the same par value following the consummation of the Reverse Split. In addition, each post-Reverse Split share of the Company's Common Stock will be entitled to one (1) vote per one (1) whole share.

        The Company has no current plans to issue Common Stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Company's Board of Directors determines to be in the Company's best interests and the best interests of the Company's then stockholders. The Company has no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to change the Company's Board of Directors or management, to change materially the Company's or capitalization, or otherwise to effect any material change in the Company's corporate structure of business. However, as referenced above, the Company may be required to issue shares of Common Stock to former ICT Spectrum shareholders pursuant to a ruling of the Bankruptcy Court. Such issuance would be made to former ICT Spectrum shareholders on a post-split basis, such that each former ICT Spectrum shareholder would receive one share of Common Stock for every 20 shares to which such person would be entitled. The Company does not intend to issue fractional shares to the former ICT Spectrum shareholders and would instead pay, in lieu of fractional shares, $33.00 for each share of the Company's Common Stock that such former ICT Spectrum shareholders would be entitled to received immediately prior to the Effective Date of the Reverse Split. The estimated amount of Cash Consideration to be paid by the Company for fractional shares in the Reverse Split, as described herein, does not include amounts that may ultimately be paid to former ICT Spectrum shareholders, in the event the Company is required to issue shares of Common Stock to former ICT Spectrum shareholders. However, the Company believes that the amount of Cash Consideration that would be needed to pay former ICT Spectrum shareholders for fractional shares would not exceed $17,600.

        The Company is undertaking the Reverse Split at this time because, among other reasons, the Company believes that it will save substantial costs associated with having a significant number of small shareholders and compliance with the SEC Reporting Obligations. However, the Company's cost saving estimates may be inaccurate, and the actual savings to be realized from terminating the Company's SEC Reporting Obligations might be higher or lower than the Company's estimates. Should the Company's stockholders not approve the Reverse Split, the Company will continue to operate as a public-reporting company, subject to SEC Reporting Obligations and related expenses, although the Company's Board anticipates that it would reconsider other alternatives for going "private."

Conduct of the Company's Business after the Reverse Split

        Following the Reverse Split and filing of a Form 15 with the Commission, the Company will no longer be a public-reporting company, but rather will operate as a non-reporting company. The Company expects the Company's business and operations to continue as they are currently being conducted, and the Reverse Split is not anticipated to have any material effect upon the conduct of the Company's business. The Company expects to be subject to substantially the same risks and uncertainties after the Reverse Split.

Reports, Opinions and Appraisals

        Other than consulting on an informal basis with KAS Consulting, neither the Special Committee nor the Board obtained any independent assessment of the fairness of the terms of the Reverse Split or the value of the Company's Common Stock. Neither the Special Committee nor the Board obtained a fairness opinion, appraisal or other report on the fairness of the Cash Consideration.

Reservation of Right to Abandon the Reverse Split

        Upon approval of the Reverse Split by the Company's stockholders, the Company will thereafter promptly file with the Delaware Secretary of State the Amendment to effect the Reverse Split. The Effective Date of the Reverse Split will be the date that the Delaware Secretary of State accepts the Amendment for filing. Notwithstanding the foregoing, the Company's Board of Directors retains the right to abandon the Reverse Split, even though approved, if it determines prior to the Effective Date of the Reverse Split that the Reverse Split is not then in the Company's best interest or the best interest of the Company's stockholders. Among the circumstances the Board may consider in reaching a decision to abandon the Reverse Split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300, which is required for the Company to file a Form 15 with the Commission and the termination of its SEC Reporting Obligations. Furthermore, the Board could abandon the Reverse Split if there were an adverse ruling on the ICT Spectrum Motion for a stay of the Company's efforts to cease its periodic reporting obligations under the Exchange Act. If the Reverse Split is not implemented, then the

Company will be unable to terminate the Company's SEC Reporting Obligations until the Company has fewer than 300 holders of record of the Company's Common Stock. Should the Company's stockholders not approve the Reverse Split, the Company will continue to operate as a public-reporting company, subject to SEC Reporting Obligations and related expenses, although the Company's Board anticipates that it would reconsider other alternatives for going "private."

Appraisal Rights

        No appraisal rights are available under the Delaware General Corporation Law to stockholders who dissent from the Reverse Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, stockholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its Board of Directors, and claim that the transaction was unfair to the unaffiliated stockholders, and/or that there was no justifiable or reasonable business purpose for the Reverse Split.

Material Federal Income Tax Consequences

        Set forth below are the material federal income tax consequences to the Company and the Company's stockholders resulting from the Reverse Split. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion also assumes that the stockholders have held and will continue to hold their shares as capital assets under the Internal Revenue Code of 1986, as amended. This discussion does not discuss all aspects of federal income taxation, including aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect market-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received the Company's Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

        For purposes of this discussion, a U.S. person means any of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; and (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis. As the used herein, the term "U.S. Holder" means a beneficial owner of the Company's Common Stock that is a U.S. person, and the term "non-U.S. Holder" means a beneficial owner of the Company's Common Stock that is not a U.S. person.

        The Company urges stockholders to consult their own tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of their specific circumstances. If a partnership holds the Company's Common Stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding the Company's Common Stock, the Company suggests that such stockholder consult its tax advisor.

  Federal Income Tax Consequences to the Company

        The Company believes that the Reverse Split should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to the Company.

  Federal Income Tax Consequences to Stockholders Receiving No Cash from the Reverse Split

        If a stockholder (1) continues to hold the Company's Common Stock immediately after the Reverse Split, and (2) receives no cash as a result of the Reverse Split, such stockholder should not recognize any gain or loss in the Reverse Split. The aggregate adjusted tax basis in such shares of the Company's Common Stock held immediately after the Reverse Split should be equal to the aggregate adjusted tax basis in the shares of Common Stock held immediately prior to the Reverse Split and the stockholder should have the same holding period in the Common Stock as it had in such stock immediately prior to the Reverse Split.

  Federal Income Tax Consequences to Stockholders Receiving Cash

        If a stockholder receives cash as a result of the Reverse Split, its tax consequences will depend on whether, in addition to receiving cash, it or a person or entity related to it continues to hold the Company's Common Stock immediately after the Reverse Split, as explained below.

        Stockholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Split. If a stockholder (1) receives cash in exchange for a fractional share as a result of the Reverse Split, (2) does not continue to hold any of the Company's Common Stock immediately after the Reverse Split, and (3) is not related to any person or entity which holds the Company's Common Stock immediately after the Reverse Split, such stockholder will recognize capital gain or loss. The amount of capital gain or loss such stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

        If a stockholder is related to a person or entity who continues to hold the Company's Common Stock immediately after the Reverse Split, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

        Not Essentially Equivalent to a Dividend. A stockholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in its proportionate interest in the Company resulting from the Reverse Split is considered a "meaningful reduction" given the particular facts and circumstances. The Internal Revenue Service ("IRS") has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

        Substantially Disproportionate Redemption of Stock.    The receipt of cash in the Reverse Split will be a "substantially disproportionate redemption of stock" for a stockholder if (i) it owns less than 50% of the outstanding shares of the Company's Common Stock after the Reverse Split, and (ii) the percentage of the outstanding shares of the Company's Common Stock owned by such stockholder immediately after the Reverse Split is less than 80% of the percentage of shares of the Company's Common Stock owned by it immediately before the Reverse Split.

        In applying these tests, the stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to such stockholder. If the receipt of cash in exchange for the Company's Common Stock does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder's ratable share of the

Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

        Stockholders Who Both Receive Cash and Continue to Hold the Company's Common Stock Immediately After the Reverse Split. If a stockholder both receives cash as a result of the Reverse Split and continues to hold the Company's Common Stock immediately after the Reverse Split, it generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of its shares of the Company's Common Stock plus the cash received over its adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse Split. The aggregate adjusted tax basis in such stockholder's shares of the Company's Common Stock held immediately after the Reverse Split will be equal to its aggregate adjusted tax basis in such shares of the Company's Common Stock held immediately prior to the Reverse Split, increased by any gain recognized in the Reverse Split, and decreased by the amount of cash received in the Reverse Split.

        Any gain recognized in the Reverse Split will be treated, for federal income tax purposes, as capital gain, provided that the receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to the stockholder, or (2) is a "substantially disproportionate redemption of stock" with respect to the stockholder as discussed above, under the heading "Stockholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Split." In applying these tests, the stockholder will be treated as owning shares held by certain individuals and entities related to such stockholder, and the stockholder may take into account sales of shares of the Company's Common Stock that occur substantially contemporaneously with the Reverse Split. If the gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to the stockholder to the extent of its ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in its shares, and any remaining gain will be treated as a capital gain.

  Dividend Income, Capital Gain and Capital Loss

        Recently enacted legislation reduced the maximum U.S. federal income tax rate applicable to dividends received from domestic corporations by an individual taxpayer to a maximum of 15%, subject to the requirements the individual must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to dividends received before 2009. Individual stockholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends on the Company's Common Stock.

        Recent legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to taxable years before 2009. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

  Information Reporting and Backup Withholding

        In general, payments of dividends with respect to the Company's Common Stock are subject to information reporting. Each paying agent will be required to provide the IRS with information, including the name, address, taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply to all beneficial owners. Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

        U.S. Holders will be required to provide their social security or other taxpayer identification numbers and, in some instances, additional information, to the Company's transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse Split. Backup withholding will apply if a U.S. holder (i) fails to establish its exemption from the information reporting requirements, (ii) is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, (iii) underreports its tax liability, or (iv) if the paying agent has been otherwise notified by the IRS to backup withhold. The backup withholding tax rate is currently 28%. This backup withholding tax is not an additional tax and may be credited against a U.S. Holder's federal income tax liability if the required information is furnished to the IRS.

  Special Rules for Non-U.S. Holders

        If a stockholder is a non-U.S. Holder, its tax consequences will depend on whether its income or gain from the Reverse Split is effectively connected with the conduct of a U.S. trade or business, or, if there is an applicable treaty, is attributable to a permanent establishment maintained in the United States. Performance of significant personal services constitutes the conduct of a U.S. trade or business.

        Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business. Except as described below under the heading "Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business", dividends (including deemed dividends) paid on the Company's Common Stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of the Company's Common Stock.

        Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business. If dividends paid to a non-U.S. holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. holder, the Company and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder's conduct of a U.S. trade or business and are includible in the holder's gross income. Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

        In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax may also apply.

  Backup Withholding and Information Reporting

        The Company must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on the Company's Common Stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of the Company's Common Stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        As explained above, the amounts paid to a stockholder as a result of the Reverse Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances. The Company urges each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of the specific circumstances.

Regulatory Approvals

        The Company is not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the applicable federal and state securities laws and the corporate laws of the State of Delaware.

THE REVERSE SPLIT

Basic Terms

        The Company expects that it will, upon approval of the proposal to amend the Certificate of Incorporation to effectuate the Reverse Split, file the Certificate of Amendment with the Delaware Secretary of State to effect a one for 20 reverse split of the Company's Common Stock as approved by the Company's Board of Directors on March 31, 2005. Under the terms of the Reverse Split, every holder of record on the Effective Date of the Reverse Split will be entitled to receive one share of the Company's Common Stock for every 20 shares held by such person. No fractional shares will be issued. Instead, the Company will pay, in lieu of fractional shares, $33.00 for each share of the Company's Common Stock held by a holder immediately before the Effective Date of the Reverse Split and not converted to whole shares of Common Stock of the Company after the Reverse Split.

        If a stockholder would be a Cashed Out Stockholder as a result of the Reverse Split and wants to continue to hold Common Stock of the Company after the Reverse Split, it may do so by completing either of the following actions before the close of business on the Effective Date for the Reverse Split:

  •
  purchase a sufficient number of shares of Common Stock of the Company in the open market and have them registered in such stockholder's name and consolidated with its current record account if it is a record holder, or have them entered in its account with a nominee, such as its broker or bank, in which it currently hold shares of Common Stock of the Company, so that such stockholder holds at least 20 shares of Common Stock of the Company in its account immediately prior to the Effective Date for the Reverse Split; or

  •
  if applicable, consolidate its record accounts, or its accounts with nominees, so that it holds at least 20 shares of Common Stock of the Company in a single account immediately prior to the Effective Date for the Reverse Split.

        Because of the limited trading market for the Company's Common Stock, however, a stockholder might be unable to purchase enough shares to retain an equity interest in the Company.

        The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Split for their beneficial holders. Accordingly, the Company also refers to those street name holders who receive a cash payment instead of fractional shares as Cashed Out Stockholders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

        The Reverse Split is structured to be a Rule 13e-3 transaction under the Exchange Act because it is intended to, and if completed will likely, reduce the number of record holders of the Company's Common Stock to fewer than 300, which will permit the Company to terminate the Company's SEC Reporting Obligations. In connection with the Reverse Split, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3, as thereby amended, with the Commission. The Company intends to apply for the termination of the Company's SEC Reporting Obligations as soon as practicable after the Effective Date of the Reverse Split.

Effective Time

        The Effective Date of the Reverse Split will be the date that the Delaware Secretary of State accepts the Amendment for filing.

Stock Certificates

        The Company's transfer agent, EquiServe Trust Company, N.A., has been appointed as the Company's exchange agent to carry out the exchange of existing stock certificates for new Common

Stock certificates and to send cash payments in lieu of fractional shares. Approximately 10 business days following the Effective Date of the Reverse Split, the transfer agent will send a letter of transmittal to each affected stockholder, which will describe the procedures for surrendering stock certificate(s) in exchange for new Common Stock and/or, if applicable, the Cash Consideration. Upon receipt of the stock certificate(s) and properly completed letter(s) of transmittal, the transfer agent will issue the appropriate new stock certificate(s) and/or make the appropriate cash payment within approximately 10 business days.

        No service charges will be payable to the Company by stockholders in connection with the exchange of certificates and/or the payment of cash in lieu of issuing fractional shares, although stockholders who hold shares through a nominee, such as a broker or bank, may incur service charges in connection with the exchange. The Company will not pay interest on cash sums due to any such stockholder in connection with the Reverse Split.

        All stock certificates outstanding immediately prior to the Effective Date of the Reverse Split evidencing ownership of the Company's Common Stock shall be deemed cancelled without further action by the stockholders as of the Effective Date of the Reverse Split. Do not send any stock certificates to the Company or the Company's transfer agent except as specified in the letter of transmittal.

Provision for Unaffiliated Stockholders

        Neither the Company, nor any executive officer or director thereof nor any person controlling the Company has made any provision in connection with the Reverse Split to grant unaffiliated stockholders access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

Source of Funds and Financial Effect of the Reverse Split

        The total cash the Company will pay to Cashed Out Stockholders is estimated to be approximately $113,000. The total cash the Company will pay to Remaining Stockholders for fractional shares is estimated to be no more than $138,000, resulting in a total maximum amount of $251,000 in Cash Consideration to be paid to both Cashed Out Stockholders and Remaining Stockholders for fractional shares resulting from the Reverse Split. The Company expects to finance the Cash Consideration to be paid in connection with the Reverse Split and other expenses for the Reverse Split through the Company's available cash and cash equivalents. The Reverse Split and the use of approximately $306,000 in cash to complete the Reverse Split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to have any material adverse effect on the Company's capitalization, liquidity, results of operations or cash flow.

        The Company's cash and cash equivalents, as of May 31, 2005, were approximately $9.1 million. However, the Company expects to receive approximately $10.5 million in distributions from Kaiser-Hill during June 2005. This will result in an as yet unscheduled redemption of Preferred Stock during the fall of 2005. Under the terms of the Company's Preferred Stock and related agreements, the Company is required to redeem shares of Preferred Stock when it has "Excess Proceeds" (as defined in the governing agreements, certain net after-tax proceeds received from Kaiser-Hill) and proceeds from certain other sources. Such redemptions are on a pro-rata basis at a redemption price of $55.00 per share, plus accrued dividends to the date of distribution. The Company expects to use funds remaining after the forthcoming Preferred Stock redemption to pay the Cash Consideration for the fractional shares and other expenses incurred in connection with the Reverse Split.

Fees and Expenses

        The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Reverse Split and the transactions related thereto:

  •
  $251,000 in Cash Consideration for fractional shares;

  •
  $80,000 to the Company's legal counsel;

  •
  $15,000 to the Company's financial consultant;

  •
  $15,000 for printing and other costs in connection with the mailing of this Proxy Statement; and

  •
  $20,000 for transfer agent services.

Accounting Consequences

        The Reverse Split will not affect the par value of the Company's Common Stock, which will remain at $0.01 per share. The Reverse Split will result in an increase in per share net income or loss and net book value of the Company's Common Stock because fewer shares of the Company's Common Stock will be outstanding. The Company's financial statements, incorporated herein by reference, do not reflect the Reverse Split.

Certain Legal Matters

        The Company is not aware of any license or regulatory permit that appears to be material to the business of the Company that might be adversely affected by the Reverse Split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Reverse Split, other than approvals, filings or notices required under federal and state securities laws and the filing of the Amendment with the Delaware Secretary of State.

Interests of Certain Persons in Matters to be Acted Upon

        The Company refers you to the information under the heading "Security Ownership of Certain Beneficial Owners and Management" for information regarding the Company's officers and directors. The Reverse Split will not impact affiliated holders of Common Stock differently from unaffiliated holders of Common Stock on the basis of affiliate status. Furthermore, the executive officers and directors of the Company will receive no extra or special benefit not shared on a pro rata basis by all other holders of shares of Common Stock. If the Reverse Split is implemented, the executive officers and directors of the Company will not benefit by any material increase in their percentage ownership of Common Stock.

        The following table provides certain information regarding the number of shares of Common Stock beneficially owned by the Company's directors and executive officers as of May 16, 2005 and the anticipated ownership percentage of such persons after the Reverse Split.

Name and Address of Directors and Executive Officers of the Company (a)		Number of Shares of Common Stock Before the Reverse Split (b)	Percent of Common Stock of the Company Before the Reverse Split (c) (*less than 1%)	Number of Shares of Common Stock After the Reverse Split	Cash Consideration to be Received as a Result of the Reverse Split	Percent of Common Stock of the Company After the Reverse Split (*less than 1%) (d)
(i)	Directors and Nominees for Director
	Jon B. Bennett	1,000	*	50	0	*
	Douglas W. McMinn	1,000	*	50	0	*
	Mark S. Tennenbaum	200,000	12.39%	10,000	0	12.42%
	Frank E. Williams, Jr.	16,700	*	835	0	*
(ii)	Current Executive Officers
	Douglas W. McMinn	1,000	*	50	0	*
	President and Chief
	Executive Officer
	Marian P. Hamlett	0	0	0	0	0
	Executive Vice
	President and Chief
	Financial Officer
(iii)	All Directors and Current Executive Officers as a Group (5 persons)	218,700	13.6%	10,935	0	13.6%

(a)
Each of the persons listed in this table may be contacted at the Company's address.

(b)
All shares shown are held outright.

(c)
Assumes a total of 1,613,270 shares of Common Stock outstanding before the Reverse Split.

(d)
Assumes a total of 80,492 shares of Common Stock outstanding after the Reverse Split.

        The information with respect to Mr. Tennenbaum's beneficial ownership of 200,000 shares of Common Stock is owned indirectly by the Michael E. Tennenbaum 2002 Annuity Trust.

        The information with respect to Mr. Williams beneficial ownership of 16,700 shares of Common Stock includes (1) 7,300 shares of Common Stock reported to be beneficially owned by Mr. Williams, (2) 1,000 shares of Common Stock reported to be beneficially owned by Williams Family Foundation, (3) 5,800 shares of Common Stock reported to be beneficially owned by Williams Family LP, (4) 600 shares of Common Stock reported to be beneficially owned by Mr. Williams as trustee for minor grandchildren, and (5) 2,000 shares of Common Stock reported to be beneficially owned by Mrs. Williams. This beneficial ownership information was reported to be beneficially owned by Mr. Williams is based on a Report on Amended Form 4 dated June xx, 2005, which was filed with the Commission on June xx, 2005.

Market Prices of the Common Stock and Dividend Policy

        Since December, 2004, the Company's Common Stock has been traded over-the-counter through the Pink Sheets under the symbol "KGHI.PK." Prior to that time, the Company's Common Stock traded on the Over-the-Counter Bulletin Board under the symbol "KGHI." The following table sets forth the range of high and low closing prices for the calendar periods set forth below.

	HIGH	LOW
Calendar 2005
First quarter	$29.00	$24.00
Second quarter (through June 16, 2005)	$38.00	$27.50
Calendar 2004
First quarter	$24.00	$19.00
Second quarter	$27.00	$21.00
Third quarter	$26.50	$24.00
Fourth quarter	$27.00	$23.00
Calendar 2003
First quarter	$8.00	$4.70
Second quarter	$13.00	$6.10
Third quarter	$21.50	$12.20
Fourth quarter	$22.80	$15.00

        There were approximately [1,180] common stockholders of record as of                        , 2005.

        The Company has never declared any dividends on the Common Stock, and the Board of Directors does not currently intend to pay any cash dividends on the Common Stock in the foreseeable future. Payment of cash dividends by the Company is at the discretion of its Board of Directors and is dependent on its earnings, financial condition, capital requirements and other relevant factors.

SUMMARY FINANCIAL INFORMATION

        The following summary of historical consolidated financial data was derived from the Company's unaudited interim financial statements for the three months ended March 31, 2005 and 2004 and from the Company's audited consolidated financial statements as of and for the fiscal years ended December 31, 2004, 2003, 2002 and 2001 and of International for the year ended December 31, 2000. Certain reclassifications have been made to the prior period financial statements to conform the presentation used in the December 31, 2003 consolidated financial statements. This financial information is only a summary and should be read in conjunction with the financial statements of the Company and other financial information, including the notes thereto, contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which information is incorporated by reference in this Proxy Statement. See "Other Matters—Incorporation by Reference" and "—Where You Can Find More Information."

			As of and for the Fiscal Year Ended December 31,
	As of and for the Three Months Ended March 31,		Successor Company				Predecessor Company
	2005	2004	2004	2003	2002	2001	2000
Statement of Operations Data:
Gross revenue	$520	$—	$1,036	$—	$—	$—	$271,385
Service revenue	173	—	288	—	—	—	76,018
Operating loss	(984)	(2,645)	(6,364)	(4,918)	(7,028)	(10,792)	(224)
Income (loss) from continuing operations before reorganization items, income taxes, minority interest, extraordinary items and cumulative effect of accounting change	2,968	1,269	9,110	11,028	29,165	7,657	(1,736)
Income (loss) before extraordinary items and cumulative effect of accounting change	1,651	521	7,375	4,368	18,343	(4,957)	29,762
Basic and Diluted Earnings per share:
Continuing operations before extraordinary items and cumulative effect of accounting change	$1.03	$0.33	$4.62	$2.92	$8.60	$1.92	$1.74
Discontinued operations, net of tax	—	—	—	(1.14)	0.31	(9.11)	(0.46)
Extraordinary items, net of tax	—	—	—	—	—	—	5.35

Total	$1.03	$0.33	$4.62	$1.78	$8.91	$(7.19)	$6.63

Weighted average common shares outstanding:
—basic	1,600	1,594	1,597	1,594	1,590	1,119	23,255
—diluted	1,600	1,594	1,597	1,594	1,590	1,119	23,255
Ratio of earnings to fixed charges*	6.40x	2.23x	4.43x	3.81x	6.99x	2.48x	—
			Successor Company
	2005	2004	2004	2003	2002	2001	2000
Balance Sheet Data (end of period):
Total assets	$74,267	$70,791	$72,714	$74,080	$96,195	$80,891	$106,168
Working capital	11,410	(2,221)	3,364	3,343	22,048	23,974	54,131
Long-term liabilities**	26,909	29,899	26,909	35,175	—	—	—
Mandatorily Redeemable preferred stock ***	—	—	—	—	55,942	62,481	—
Shareholders' equity	29,269	20,600	27,545	20,077	17,805	3,360	87,500
Book Value Per Share	$18.28	$12.92	$12.83	$5.96	$2.33	$(9.00)	$2.83

*
For purposes of calculating this ratio, "earnings" consists of income (loss) from continuing operations before reorganization items, income taxes, minority interest, extraordinary items and cumulative effect of accounting change and fixed charges. "Fixed charges" consists of preferred stock dividends which after the adoption of FAS 150 on July 1, 2003, has been shown as interest expense. We had no fixed charges in 2000.

**
After the adoption of FAS 150 on July 1, 2003, the Company reclassified mandatorily redeemable preferred stock from mezzanine equity to long term liabilities. At December 31, 2004 and 2003, long term liabilities consist entirely of mandatorily redeemable preferred stock.

***
After the adoption of FAS 150 (see Note 3 to the Consolidated Financial Statements), the Company reclassified mandatorily redeemable preferred stock to long term liabilities from mezzanine equity. Additionally, as we did not complete the initial bankruptcy distribution until April 17, 2001, no shares of New Preferred were actually outstanding as December 31, 2000.

PROPOSAL NO. 2: ELECTION OF DIRECTORS

        Consistent with the Bylaws of the Company, the Board of Directors has fixed the size of the Board of Directors at four (4) members and has nominated Mr. Jon B. Bennett, Mr. Douglas W. McMinn, Mr. Mark S. Tennenbaum and Mr. Frank E. Williams, Jr. for election to a one-year term ending at the 2006 Annual Meeting of Stockholders or until their successors are duly elected.

Nominees for Election to the Board of Directors Each for a One-Year Term Expiring at the 2006 Annual Meeting of Stockholders

        Jon B. Bennett, 49, director of Kaiser Holdings, has been a Director of Information Management at Devens Reserve Forces Training Area, a Department of the Army installation, since 1998. Mr. Bennett has been a director of Kaiser Holdings since December 18, 2000. Mr. Bennett was Systems Administrator and Analyst at the then Fort Devens from 1995 to 1997, and was the senior Budget Analyst at Fort Devens from 1990 to 1995. Mr. Bennett graduated from Bucknell University (B.A.). Entities managed by Bennett Management Corporation, which is controlled by Mr. Bennett's brother, James Bennett, are significant holders of the Preferred Stock and Common Stock issued by Kaiser Holdings in April 2001, as a result of being significant holders of subordinated notes of Kaiser Group International, Inc. ("Old Kaiser"). Mr. Bennett owns 1,000 shares of Common Stock and no shares of Preferred Stock.

        Douglas W. McMinn, 57, has been President and Chief Executive Officer of Kaiser Holdings since September 2004. Mr. McMinn has been a director of Kaiser Holdings since September 2004 and also serves on the Board of Managers of Kaiser-Hill Company, LLC. Mr. McMinn has been a senior officer of the Company and its predecessors for more than 17 years. Mr. McMinn is the Chief Executive Officer of Global Trade & Invest, Inc., a firm which he co-founded to engage in international trading activities and to provide consulting assistance to companies doing business internationally. Mr. McMinn served in the United States Government as a staff member in the National Security Council and as an Assistant Secretary of State for Economic and Business Affairs, U.S. Department of State. Mr. McMinn owns 1,000 shares of Common Stock and no shares of Preferred Stock.

        Mark S. Tennenbaum, 45, has been a director of Kaiser Holdings since September 2004. Mr. Tennenbaum is a private investor. Mr. Tennenbaum was chief financial officer and co-founder of FrontBridge Technologies, Inc. Prior to FrontBridge Technologies, Inc., Mr. Tennenbaum served as chief financial officer of SoftAware Networks, Inc. Mr. Tennenbaum owns 200,000 shares of Common Stock and no shares of Preferred Stock. Entities controlled by Mr. Tennenbaum's father, Michael E. Tennenbaum, are significant holders of the Company's Common Stock and Preferred Stock.

        Frank E. Williams, Jr., 70, Chairman of the Board of Directors of Kaiser Holdings, currently serves as chairman and principal owner of Williams Enterprises of Georgia, Inc., a holding company controlling six subsidiaries active in various facets of the steel industry. In addition, Mr. Williams serves as Chairman, CEO, and 50-percent owner of Williams & Beasley Co., a major erector of steel products in the Southwestern US, and Chairman and a major shareholder of Wilfab, Inc., a fabricator of structural steel. Mr. Williams serves as a member on the Board of Directors of Harbor Capital National Bank and Diamond Head Casino Corporation. Mr. Williams is also Managing Partner and principal owner of Structural Concrete Products LLC (SCP), a manufacturer of prestressed concrete building systems, and of Industrial Alloy Fabricators (IAF), a fabricator of alloy plate products for the pulp and chemical industries. Mr. Williams previously founded and served as President, CEO and Chairman of Williams Industries, Inc. of Falls Church, Virginia, a public Nasdaq-listed company that owns five subsidiaries active in the steel industry, including Williams Bridge Co., one of the largest fabricators of steel plate for bridge structures in the Mid-Atlantic region. Mr. Williams currently serves as a director of Williams Industries, Inc. Mr. Williams owns 16,700 shares of Common Stock and 2,336 shares of Preferred Stock.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Information Regarding the Board of Directors

        During the year ended December 31, 2004, the Board of Directors held four board meetings. All directors attended at least 75% of the 2004 meetings of the Board of Directors and its committees they were eligible to attend.

        To assist the Board of Directors in carrying out its responsibilities, the Board of Kaiser Holdings has delegated certain authority to two committees, the current membership of which are as follows.

Committees of the Board of Directors
Compensation Committee	Audit Committee
Mr. Bennett	Mr. Williams
Chairman	Chairman
Mr. Williams	Mr. Bennett
Mr. Tennenbaum	Mr. Tennenbaum

        Audit Committee.    The Audit Committee is responsible for the selection, and reviews and accepts the reports, of the Company's independent accountants. The Audit Committee met seven times during the year ended December 31, 2004. At the present time each member of the Audit Committee is "independent" as defined under the National Association of Securities Dealers ("NASD") listing standards. The Company's Board of Directors has determined that it does not have an "audit committee financial expert," as defined in applicable rules of the SEC, serving on its audit committee at the present time. Given the small size of the Board, the Company's limited operations, and the nature and number of its stockholders, the Board has determined that it is not necessary to have an audit committee financial expert at the present time. The Board of Directors may consider adding a person who would qualify as an audit committee financial expert to the Board and audit committee in the future.

        Compensation Committee.    The Compensation Committee (a) reviews and approves (or recommends to the entire Board of Directors) the annual salary, bonus, and other benefits (direct and indirect) of the Chief Executive Officer and other executive officers, (b) reviews and submits to the full Board recommendations concerning, and amendments to, new executive compensation or stock plans, and (c) establishes, and periodically reviews, the Company's policies in the area of management prerequisites. The Compensation Committee met two times during the year ended December 31, 2004.

        Compensation of Non-employee Directors.    Directors who are not employees of the Company ("Non-employee Directors") are paid $1,000 for attendance at each meeting of the Board of Directors; they are paid $500 for attendance at each meeting of a committee of the Board of Directors of which the director is a member. The Chairperson of each committee is paid $750 for attendance at each Board committee meeting. In addition, each Non-employee Director receives an annual retainer of $20,000, payable in advance in quarterly installments, and is reimbursed for expenses incurred in connection with Board service. In January 2002 the Company adopted a practice of making annual grants of 1,000 shares of Common Stock to each member of the Company's Board of Directors. Such grants are made pursuant to the terms of the 2002 Equity Compensation Plan which was approved by the stockholders at the 2003 Annual Meeting. Directors who are employees of the Company do not receive separate cash compensation for their service as directors.

Director Nomination Process

        The Board of Directors is responsible for nominating individuals to present to the stockholders as candidates for Board membership and for selecting individuals to fill Board vacancies. Given the small size of the Board, the Company's limited operations, and the nature and number of its stockholders, the Board has determined not to establish a Nominating and Governance Committee. The Corporate Governance Principles adopted by the Board of Directors require that a majority of the members of the Board of Directors be "independent" as determined in accordance with the listing standards of the NASD even though the Company is not subject to such listing standards. At the present time each member of the Board of Directors other than Mr. McMinn satisfies this standard.

        The Board considers the mix of director characteristics, experiences and diverse perspectives and skills that are most appropriate to meet the Company's needs. The Board will consider potential nominees submitted by stockholders in accordance with applicable law and the Company's Bylaws as in effect from time to time.

        The Company's Bylaws provide that nominations of persons for election as directors of the Company may be made by or at the direction of the directors, by any nominating committee or other person appointed by the directors, or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.2 of the Company's Bylaws. Such nominations, other than those made by or at the direction of the directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the Company's principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely the notice must be received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice of nomination must set forth:

  (a)
  as to each person who is not an incumbent director whom a stockholder proposes to nominate for election or re-election as a director:

  (i)
  the name, age, business address, and residence address of such person,

  (ii)
  the principal occupation or employment of such person,

  (iii)
  the class and number of shares of capital stock of the Company which are beneficially owned by such person, and

  (iv)
  any other information relating to such person that is required to be disclosed in solicitation for proxies for elections of directors pursuant to the rules and regulations of the Commission under the Exchange Act, and

  (b)
  as to the stockholder giving the notice:

  (i)
  the name and record address of such stockholder, and

  (ii)
  the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder.

        Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company if elected. The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. Persons nominated by stockholders for election as a director will not be eligible to serve as a director unless nominated in accordance with the foregoing procedures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        A person is deemed to be a beneficial owner of the Company's equity securities if that person has voting and/or investment power with respect to such equity securities or has the right to acquire such equity securities within 60 days. The following table sets forth information regarding each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock and Preferred Stock of the Company.

Name and Address of Beneficial Owners of More Than 5% of the Common Stock of the Company	Amount and Nature of Beneficial Ownership of Shares of Common Stock of the Company		Amount and Nature of Beneficial Ownership of Shares of Preferred Stock of the Company (*Less than 1%)		Percent of Common Stock of the Company	Percent of Preferred Stock of the Company (*Less than 1%)
James D. Bennett Bennett Restructuring Fund, L.P. 2 Stamford Plaza, Suite 1501 281 Tresser Boulevard Stamford, CT 06901	219,848	(a)	50,111	(b)	13.6%	16.3%
Michael E. Tennenbaum Tennenbaum & Co., LLC 11100 Santa Monica Boulevard, Suite 210 Los Angeles, CA 90025	752,899	(c)	22,073	(d)	46.7%	7.2%
John Hancock Financial Services, Inc. John Hancock Place P.O. Box 111 Boston, MA 02117	81,949	(e)	*		5.1%	*

(a)
The information with respect to 219,848 shares of Common Stock beneficially owned by James D. Bennett is based on a Report on Form 4 dated November 2002, which was filed with the Commission on December 11, 2002.

(b)
Mr. Bennett declined to provide current ownership information of shares of Preferred Stock. The information with respect to 50,111 shares of Preferred Stock is an estimate prepared by the Company considering redemptions of Preferred Stock since the last information provided to the Company by Mr. Bennett on March 31, 2004.

(c)
The information with respect to 752,899 shares of Common Stock beneficially owned by Michael E. Tennenbaum, including (1) 77,924 shares of Common Stock reported to be beneficially owned by Tennenbaum & Co., LLC, (2) 400,000 shares of Common Stock reported to be beneficially owned by Michael E. Tennenbaum 2002 Annuity Trust, and (3) 274,975 shares of Common Stock reported to be beneficially owned by Michael E. Tennenbaum and Suzanne S. Tennenbaum, trustees of the Tennenbaum Living Trust, is based on a Report on Form 4 dated April 3, 2003, which was filed with the Commission on April 3, 2003.

(d)
The information with respect to 22,037 shares of Preferred Stock beneficially owned by Michael E. Tennenbaum, including (1) 4,134 shares of Preferred Stock reported to be beneficially owned by Tennenbaum & Co., LLC, and (2) 17,939 shares of Preferred Stock reported to be beneficially owned by Michael E. Tennenbaum and Suzanne S. Tennenbaum, trustees of the Tennenbaum Living Trust, is based on a Report on Form 4 dated February 16, 2004, which was filed with the Commission on August 3, 2004.

(e)
The information with respect to 81,949 shares of Common Stock beneficially owned by John Hancock Financial Services, Inc. is based on a Report on Schedule 13G dated December 31, 2001, which was filed with the Commission on February 1, 2002.

        The following table sets forth information regarding the beneficial ownership of shares of Common Stock and Preferred Stock by each director, by current executive officers named in the Summary Compensation Table on page 45 of this Report, and by all directors and current executive officers as a group. The information set forth below is current as of April 27, 2005.

Certain Beneficial Owners of Shares of Common Stock of the Company		Amount and Nature of Beneficial Ownership of Shares of Common Stock of the Company (a)	Amount and Nature of Beneficial Ownership of Shares of Preferred Stock of the Company (a)	Percent of Common Stock of the Company (*Less than 1%)	Percent of Preferred Stock of the Company (*Less than 1%)
(i)	Directors and Nominees for Director
	Jon B. Bennett	1,000	0	*	*
	Douglas W. McMinn	1,000	0	*	*
	Mark S. Tennenbaum	200,000	0	12.4%	*
	Frank E. Williams, Jr.	16,700	2,336	1.0%	*
(ii)	Current Executive Officers
	Douglas W. McMinn	1,000	0	*	*
	President and Chief Executive Officer
	Marian P. Hamlett	0	0	*	*
	Executive Vice President and Chief Financial Officer
(iii)	All Directors and Current Executive Officers as a Group (5 Persons)	218,700	2,336	13.6%	1.0%

(a)
All shares shown are held outright.

        The information with respect to Mr. Tennenbaum's beneficial ownership of 200,000 shares of Common Stock is owned indirectly by the Michael E. Tennenbaum 2002 Annuity Trust.

        The information with respect to Mr. Williams beneficial ownership of 16,700 shares of Common Stock includes (1) 7,300 shares of Common Stock reported to be beneficially owned by Mr. Williams, (2) 1,000 shares of Common Stock reported to be beneficially owned by Williams Family Foundation, (3) 5,800 shares of Common Stock reported to be beneficially owned by Williams Family LP, (4) 600 shares of Common Stock reported to be beneficially owned by Mr. Williams as trustee for minor grandchildren and (5) 2,000 shares of Common Stock reported to be beneficially owned by Mrs. Williams. The information with respect to Mr. Williams beneficial ownership of 2,336 shares of Preferred Stock includes (1) 153 shares of Preferred Stock reported to be beneficially owned by Mr. Williams, (2) 204 shares of Preferred Stock reported to be beneficially owned by Mrs. Williams, (3) 61 shares of Preferred Stock reported to be beneficially owned by Mr. Williams as trustee for minor grandchildren, and (4) 1,918 shares of Preferred Stock reported to be beneficially owned by Williams Family Foundation. This beneficial ownership information was reported to be beneficially owned by Mr. Williams is based on a Report on Amended Form 4 dated June xx, 2005, which was filed with the Commission on June xx, 2005.

EXECUTIVE COMPENSATION

        The following table shows the compensation received by each person who served as an executive officer of the Company during 2004, and the executive officers that were serving as of December 31, 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name, Principal Position and Period Ended December 31,	Salary ($)	Bonus ($)	Other Annual Compensation		All Other Compensation
Douglas W. McMinn, President and Chief Executive Officer (a)
2004	$191,542	0	0		$28,000	(b)
2003	—	—	—		—
2002	—	—	—		—
Marian P. Hamlett, Executive Vice President and Chief Financial Officer (c)
2004	$146,077	0	0		$28,000	(d)
2003	—	—	—		—
2002	—	—	—		—
John T. Grigsby, Jr. (e)
2004	$228,469	$450,000	$22,000	(f)	$28,000	(i)
2003	$210,000	$202,600	$5,400	(g)	$28,000	(i)
2002	$213,461	$250,000	$4,900	(h)	$28,000	(i)
Marijo Ahlgrimm (j)
2004	$23,431	0	0		$16,736	(k)
2003	$19,148	0	0		$15,231	(k)
2002	$27,856	0	0		$6,964	(k)

(a)
Mr. McMinn was appointed as President and Chief Executive Officer of the Company on September 9, 2004. Compensation for Mr. McMinn prior to 2004 is not presented. Mr. McMinn does not have an employment agreement with the Company.

(b)
The amount shown under "All Other Compensation" for Mr. McMinn relates to the Company match under the Company's Section 401(k) Plan.

(c)
Ms. Hamlett was appointed as Executive Vice President and Chief Financial Officer of the Company on April 15, 2004. Compensation for Ms. Hamlett prior to 2004 is not presented. Ms. Hamlett does not have an employment agreement with the Company.

(d)
The amount shown under "All Other Compensation" for Ms. Hamlett relates to the Company match under the Company's Section 401(k) Plan.

(e)
Mr. Grigsby served as President and Chief Executive Office of the Company until September 9, 2004.

(f)
Represents the fair market value of 1,000 shares of Common Stock granted to Mr. Grigsby on April 5, 2004.

(g)
Represents the fair market value of 1,000 shares of Common Stock granted to Mr. Grigsby on January 15, 2003.

(h)
Represents the fair market value of 2,000 shares of Common Stock granted to Mr. Grigsby on January 15, 2002.

(i)
For a description of the terms of an employment agreement entered into between Mr. Grigsby and the Company, see the discussion under "Employment Contracts and Termination of Employment Arrangements" below. The amounts shown under "All Other Compensation" for Mr. Grigsby comprise the following:

2004	$28,000	Company match under the Company's Section 401(k) Plan
2003	$28,000	Company match under the Company's Section 401(k) Plan
2002	$28,000	Company match under the Company's Section 401(k) Plan
(j)
Ms. Ahlgrimm served as Executive Vice President and Chief Financial Officer until April 15, 2004.

(k)
The amounts shown under "All Other Compensation" for Ms. Ahlgrimm comprise the following:

2004	$16,736	Company match under the Company's Section 401(k) Plan
2003	$15,231	Company match under the Company's Section 401(k) Plan
2002	$ 6,964	Company match under the Company's Section 401(k) Plan

Option Grants in 2004 and Aggregated Option Exercises in 2004 and December 31, 2004 Option Values

        There were no option grants to any of the named executive officers identified in the Summary Compensation Table on page 45 of this Proxy Statement during the year ended December 31, 2004. There were no unexercised stock options outstanding for stock of the Company as of December 31, 2004.

Employment Contracts and Termination of Employment Arrangements

        John T. Grigsby, Jr. resigned as President, Chief Executive Officer and director of the Company effective August 31, 2004. As a result of his resignation, Mr. Grigsby's employment agreement with the Company and John T. Grigsby, Jr. terminated on August 31, 2004. In connection with his resignation, the Company and Mr. Grigsby entered into an agreement dated August 31, 2004 providing for Mr. Grigsby's transition.

        Douglas W. McMinn was elected President and Chief Executive Officer with the Company effective September 9, 2004 to fill the vacancy created by the resignation of John T. Grigsby, Jr. The Company has not at this time entered into an employment agreement with Mr. McMinn in respect of his new positions.

Executive Officers

        Marian P. Hamlett, 43, is Executive Vice President and Chief Financial Officer. Prior to becoming Executive Vice President and Chief Financial Officer, Ms. Hamlett served as Corporate Controller of the Company since January 2001. From 1995 to 2001, Ms. Hamlett owned her own Certified Public Accounting firm and provided various consulting services. Ms. Hamlett also worked in venture capital and financial services fields. Ms. Hamlett was a manager with Deloitte and Touche from 1985 to 1991 and graduated from Texas Christian University (B.B.A.). Ms. Hamlett owns no shares of Common Stock or Preferred Stock.

REPORT OF COMPENSATION COMMITTEE

        During 2004, the Compensation Committee was comprised of Messrs. Bennett (Chair) and Williams, both of whom are "independent" as defined in the NASD listing standards.

        The Company's employee compensation policy is tailored to its unusual circumstances, which involve principally the management and resolution of claims arising out of the continuing bankruptcy proceedings relating to International negotiations and proceedings relating to the Nova Hut project, and participating in the affairs of Kaiser-Hill Company, LLC. The Company's goal is to retain a sufficient number of employees necessary to carry out these activities and evaluate other opportunities the Company may want to pursue. The Board of Directors and the Compensation Committee believe it is in the best interest of the Company to retain a small number of knowledgeable and appropriately incentivized key employees.

        The Compensation Committee reviews the annual salary, incentive compensation and other benefits paid to the President and Chief Executive Officer and other persons designated as executive officers under applicable Commission rules and regulations. In this connection, the Compensation Committee reviews the employment-related arrangements (both proposed and existing) with persons who are or will become executive officers.

        The Compensation Committee annually reviews and approves the compensation of the Company's President and Chief Executive Officer.

        At this time Mr. McMinn's compensation consists of a base annual salary of $225,000 and annual grants 1,000 shares of Common Stock.

        The Compensation Committee has not yet reached a conclusion as to the appropriate incentive compensation program for Mr. McMinn.

Submitted by the Compensation Committee

        Jon B. Bennett
        Frank E. Williams, Jr.
        Mark S. Tennenbaum

AUDIT COMMITTEE REPORT AND INDEPENDENT ACCOUNTANT

Audit Committee Report

        The Audit Committee has reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed pursuant to SAS No. 61—Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with PricewaterhouseCoopers its independence from the Company.

        The Company's policies with respect to pre-approval of non-audit services to be provided by the Company's independent accountants are discussed below. The Company is disclosing below fees paid to PricewaterhouseCoopers during the past two fiscal years under the heading "Independent Accountant's Fees."

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Commission on March 29, 2005.

Submitted by the Audit Committee

      Frank E. Williams, Jr.
      Jon B. Bennett
      Mark S. Tennenbaum

The information contained in the above report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Accountant's Fees

        Aggregate fees for professional services rendered by PricewaterhouseCoopers as of or for the years ended December 31, 2004 and 2003, were:

	Fiscal 2004	Fiscal 2003
Audit Fees
Annual audit of Kaiser Group Holdings, Inc. **	$80,000	$70,000
Audit of Kaiser Netherlands, BV **	—	5,117
Quarterly review procedures **	30,000	28,115
Registration Statement on Form S-8	—	1,000

	110,000	104,232

Tax Fees
Tax compliance work	—	10,003
Tax consulting — Canada	7,459	—
Other	—	720

	7,459	10,723

Total	$117,459	$114,955

**
The amounts included in Audit Fees are the fees billed for the respective years for the annual audit of the Company's financial statements and the review of quarterly financial statements and regulatory filings. The amounts included in each of the other categories are the fees billed in the respective years.

The Audit Committee approved in advance the use of PricewaterhouseCoopers for the tax-related services referred to above.

Policies With Respect to Approval of Non-Audit Services

        The Audit Committee's responsibilities include review and pre-approval of all audit and non-audit services performed by the independent auditors. In exercising that responsibility with respect to proposed engagements for non-audit services, the Audit Committee's Charter requires the Committee to give paramount consideration to the question of whether the engagement of the independent auditors to perform those services is likely to create a risk that independence of the independent auditors may be compromised. To that end, the Audit Committee endeavors to exercise its discretion in a manner that will avoid or minimize the risk of compromising the independence of the independent auditors.

        The Audit Committee will typically be inclined to approve requests to engage the independent auditors to provide those types of non-audit services that are closely related to the audit services performed by the independent auditors, such as audit-related services, tax-compliance/return-preparation services, and "due diligence" services relating to transactions that the Company may be considering from time to time. Because such non-audit services bear a close relationship to the audit services provided by the independent auditors, the Audit Committee believes that they will not ordinarily present a material risk of compromising the independence of the independent auditors, subject to the Audit Committee's policy concerning the total amount payable to the independent auditors for non-audit services with respect to any fiscal year.

        Between meetings of the Audit Committee, the Chairman of the Audit Committee is authorized to review and, where consistent with this policy, to pre-approve non-audit services proposed to be performed by the independent auditors that are budgeted for fees of $25,000 or less. The Chairman shall report any pre-approval decisions to the Audit Committee as soon as practicable and in any event at its next scheduled meeting.

Presence at Annual Meeting

        A representative of PricewaterhouseCoopers will be present at the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

COMPARISON OF TOTAL STOCKHOLDER RETURN

Comparison of 5 Year Cumulative Total Return
Assumed Initial Investment of $100
December 2004

        The graph plots cumulative total return on a $100 investment in the Company's Common Stock for the past five years. The S&P 500 Index and group of peer issuers are shown for comparison and include reinvestment of dividends where applicable. The peer issuers were selected because of the similarity of business elements and contracts held with the U.S. Department of Energy. These peer issuers include the following five companies: Flour Corporation, Jacobs Engineering Group, Inc., The Shaw Group, Inc., TRC Companies, Inc. and Washington Group International, Inc.

Cumulative Total Return
	2000	2001	2002	2003	2004
Kaiser Group Holdings, Inc.*	$4.00	$8.61	$14.58	$59.72	$73.61
S&P 500	$0.90	$80.10	$62.39	$80.29	$89.02
Peer Issuers Only	$113.16	$110.68	$90.79	$127.22	$153.31
Peer Issuers plus Kaiser Group Holdings, Inc.	$112.98	$110.50	$90.72	$127.50	$153.67

*
Prior to December 18, 2000, the financial performance is that of International

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Commission requires public companies to tell their shareholders when certain persons fail to report their transactions in the company's equity securities to the Commission on a timely basis. Based upon a review of Commission Forms 3, 4, and 5 furnished to the Company, and based on representations that no Forms 3, 4, and 5 other than those already filed were required to be filed, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and beneficial owners of more than 10% of the equity securities of Kaiser Holdings were satisfied with respect to the year ended December 31, 2004 except that, due to the expiration of the Commission electronic access codes and the delay in obtaining the new codes, a Form 4 reporting the purchase of 1,000 shares of Common Stock by Mr. Williams was filed four weeks late by his accountant.

        On March 18, 2005, a Form 4 was filed for Mr. Bennett regarding a sale of 500 shares on November 23, 2004. On April 29, 2005, a Form 4 was filed for Mr. Bennett regarding a sale of 1,250 shares of Common Stock on April 7, 2005. The late filings for Mr. Bennett were due to the Company not being notified of the transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        At December 31, 2004 and 2003, the Company had invested funds in certificates of deposit at Capital Bank, a financial institution where one of the Company's directors serves on the board. The certificates of deposits total $2.0 million and $1.0 million at December 31, 2004 and 2003, respectively. The certificates of deposit bear a market rate of interest.

        During the years ended December 31, 2004, 2003 and 2002, the Company paid $281,000, $474,000 and $862,000, respectively, in legal fees to Squire, Sanders & Dempsey L.L.P., a law firm for which one of the Company's directors was a partner. Effective February, 2005, this individual no longer serves as a director of the Company.

OTHER MATTERS

        The 2006 Annual Meeting of Stockholders of the Company has not yet been scheduled, but it is presently expected to be held during May or June 2006.

Communications with the Board of Directors; Board Attendance at Annual Meeting

        The Company does not have a formal process for security holders to send communications to the Board. However, communications addressed to the Company's Board of Directors as a whole, or to individual directors, in care of the Company at the Company's executive offices in Fairfax, Virginia will be forwarded promptly to the addressee(s) of such communications.

        The Company does not have a policy with respect to Board members' attendance at the Annual Meeting. However, the Company's practice is to hold a meeting of the Board of Directors immediately following the Annual Meeting, and Board members typically attend the Annual Meeting as well. All members of the Board of Directors were present at the 2004 Annual Meeting.

Corporate Governance Principles and Code of Conduct

        The Company's Board of Directors has adopted Corporate Governance Principles for the Board of Directors and a Corporate Code of Conduct, including Policies on Securities Law Compliance and Transactions in Company Securities. The Code of Conduct applies to all employees, officers and directors and includes, but is not limited to, the substance of the code of ethics required by applicable Commission rules. Copies of these documents were filed as Exhibits to a Current Report on Form 8-K filed with the Commission on January 13, 2004.

Stockholder Proposals and Other Business.

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in Commission Rule 14a-8 and Section 1.4 of the Company's Bylaws. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of the meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to the requirements of Commission Rule 14a-8, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be received at the Company's principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely notice must be received by the Company not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice with respect to other business to be brought before the 2006 Annual Meeting by such stockholder must set forth as to each matter of business:

  (a)
  a brief description of such business and the reasons for conducting it at the meeting,

  (b)
  the name and address of the stockholder proposing such business,

  (c)
  the class, series, and number of shares of the capital stock of the Company beneficially owned by such stockholder, and

  (d)
  any material interest of such stockholder in such business.

Incorporation by Reference

        This Proxy Statement incorporates by reference the following documents that the Company has previously filed with the Commission. They contain important information about the Company and its financial condition.

  •
  Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 29, 2004;

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2004, filed on April 29, 2005;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on May 16, 2005.

        Copies of the Company's Annual Report on Form 10-K for year ended December 31, 2004, as amended, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 are being mailed to stockholders with this Proxy Statement. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement.

        The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written request of such person, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by writing to Douglas W. McMinn, President and Chief Executive Officer, at the following address: Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

        These documents are also included in the Company's filings with the Securities and Exchange Commission, which you can access electronically at the SEC's website at http://www.sec.gov.

Where You Can Find More Information

        The Reverse Split will result in a "going private" transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (including amendments thereto) under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3, as amended, contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Douglas W. McMinn, President and Chief Executive Officer, at the following address: Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

        The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the Commission relating to its business, financial and other matters.

        Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3 and all amendments thereto, may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at http://www.sec.gov.

By Order of the Board of Directors.
/s/ NICHOLAS BURAKOW Nicholas Burakow, PhD Secretary

Fairfax, Virginia
[                        ], 2005

APPENDIX A

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION OF
KAISER GROUP HOLDINGS, INC.

        Kaiser Group Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of Delaware General Corporation Law, DOES HEREBY CERTIFY:

        FIRST:    That the Corporation's Certificate of Incorporation be, and hereby is, amended by inserting the following at the beginning of Article FOURTH:

          Effective the close of business on [                        ], 2005 (the "Effective Time") each one (1) share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined, without any action on the part of the holder thereof, into one-twentieth (1/20th) of one (1) share of fully paid and nonassessable Common Stock of the Corporation ("New Common Stock"), subject to the treatment of fractional share interests described below.

          Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a book entry (direct registration) or a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive a book entry (direct registration) representing the New Common Stock or New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

          No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by $660.00.

        SECOND:    That the Board of Directors of the Corporation approved the foregoing amendment at a meeting of the Board and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

        THIRD:    That the stockholders of the Corporation entitled to vote thereon approved the foregoing amendment in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

A-1

        IN WITNESS WHEREOF, the undersigned, being the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation in accordance with the applicable provisions of the Delaware General Corporation Law, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and that the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation as of [                        ], 2005.

KAISER GROUP HOLDINGS, INC.
By:	Nicholas Burakow, Secretary

A-2

APPENDIX B

        Preliminary Proxy Card

Proxy Solicited on Behalf of the Board of Directors of the Company for the
Annual Meeting of Stockholders on [                        ], [                        ], 2005

P R O X Y

  The undersigned hereby constitutes and appoints Jon B. Bennett and Frank E. Williams, Jr. and each of them, his true and lawful agents and proxies with full powers of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of KAISER GROUP HOLDINGS, INC., 9302 Lee Highway, Fairfax, Virginia on [                        ], [                        ], 2005, at 10:30 a.m., and at any adjournments thereof, on all matters coming before said meeting.

  This Proxy, when properly executed, will be voted in the manner directed by the Stockholder. If no direction is given, this Proxy will be voted FOR item 1, approval of the amendment to the certificate of incorporation and FOR all of the nominees listed in item 2.

☒
Please mark your votes as in this example
		FOR	AGAINST	ABSTAIN
1.	APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE A ONE FOR 20 REVERSE STOCK SPLIT.	☐	☐	☐

The Board of Directors recommends a vote FOR the election of each director.

		FOR all nominees (except as marked to the contrary	WITHHELD AUTHORITY to vote for all nominees
2.	ELECTION OF DIRECTORS	☐	☐	Jon B. Bennett Douglas W. McMinn Mark S. Tennenbaum and Frank E. Williams, Jr.

(Instruction: If you wish to withhold authority to vote for any individual nominee, line through the nominee's name listed above.)

NOTE: Please sign the full name in which your stock is registered. Joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

SIGNATURE(S) DATE

B-1

QuickLinks

Preliminary Copy
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Table of Contents
Preliminary Copy
PROXY STATEMENT
VOTING SECURITIES OF THE COMPANY
FORWARD-LOOKING STATEMENTS
SUMMARY TERM SHEET
PROPOSAL NO. 1: AMENDMENT TO THE CERTIFICATE OF INCORPORATION
SPECIAL FACTORS
THE REVERSE SPLIT
SUMMARY FINANCIAL INFORMATION
PROPOSAL NO. 2: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
REPORT OF COMPENSATION COMMITTEE
AUDIT COMMITTEE REPORT AND INDEPENDENT ACCOUNTANT
COMPARISON OF TOTAL STOCKHOLDER RETURN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS